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Exhibit 4.1

OREGON STEEL MILLS, INC., as Issuer,
U.S. BANK NATIONAL ASSOCIATION, as Trustee,
and
NEW CF&I, INC. and
CF&I STEEL, L.P.
as Guarantors

INDENTURE
Dated as of July 15, 2002

$305,000,000
10% First Mortgage Notes due 2009

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture dated as of July 15, 2002

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.11
	(a)(2)	7.11
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.11
	(b)	7.09; 7.11; 13.02
	(c)	N.A.
§ 311	(a)	7.13
	(b)	7.13
	(c)	N.A.
§ 312	(a)	2.05
	(b)	13.03
	(c)	13.03
§ 313	(a)	7.07
	(b)	7.07
	(c)	7.07; 13.02
	(d)	7.07
§ 314	(a)	4.07; 13.02
	(b)	11.02
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	11.02; 11.03; 11.04; 11.05
	(e)	13.05
§ 315	(a)	7.01(b)
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
§ 316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
§ 318	(a)	13.01
	(c)	13.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

4.17	Additional Guarantors; Additional Security Documents	69
4.18	Impairment of Security Interests	70
4.19	Limitation on Amendments to CF&I Agreements	70
4.20	Waiver of Stay, Extension or Usury Laws	70
4.21	Limitations on Layering Indebtedness	70
4.22	Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries	71
ARTICLE FIVE SUCCESSOR CORPORATION		72
5.01	When Company May Merge, etc.	72
5.02	Successor Substituted	74
ARTICLE SIX EVENTS OF DEFAULT AND REMEDIES		74
6.01	Events of Default	74
6.02	Acceleration	76
6.03	Other Remedies	77
6.04	Waiver of Past Defaults	77
6.05	Control by Majority	77
6.06	Limitation on Suits	77
6.07	Right of Holders to Receive Payment	78
6.08	Collection Suit by Trustee	78
6.09	Trustee May File Proofs of Claims	78
6.10	Priorities	79
6.11	Undertaking for Costs	79
6.12	Restoration of Rights and Remedies	79
ARTICLE SEVEN TRUSTEE		79
7.01	Duties	79
7.02	Rights of Trustee	80
7.03	Individual Rights of Trustee	81
7.04	Trustee's Disclaimer	82
7.05	Notice of Default	82
7.06	Money Held in Trust	82
7.07	Reports by Trustee to Holders	82
7.08	Compensation and Indemnity	82
7.09	Replacement of Trustee	83
7.10	Successor Trustee by Merger, etc.	84
7.11	Eligibility	84
7.12	Co-Trustee	85
7.13	Preferential Collection of Claims Against Company	86
ARTICLE EIGHT SATISFACTION AND DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE		86
8.01	Termination of the Company's Obligations	86
8.02	Legal Defeasance and Covenant Defeasance	87
8.03	Application of Trust Money	90
8.04	Repayment to Company or Guarantors	90
8.05	Reinstatement	91
ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS		91
9.01	Without Consent of Holders	91
9.02	With Consent of Holders	92
9.03	Compliance with Trust Indenture Act	93

9.04	Revocation and Effect of Consents	93
9.05	Notation on or Exchange of Notes	94
9.06	Trustee May Sign Amendments, etc.	94
ARTICLE TEN GUARANTEE OF NOTES		94
10.01	Guarantee	94
10.02	Execution and Delivery of Guarantee	95
10.03	Merger or Consolidation of a Guarantor	96
10.04	Release of a Guarantor	99
10.05	Waiver of Subrogation	99
10.06	Limitation of Guarantor's Liability	100
10.07	Contribution	100
ARTICLE ELEVEN COLLATERAL AND SECURITY		101
11.01	Collateral and Security Documents; Additional Collateral	101
11.02	Recording, Registration and Opinions	103
11.03	Release of Collateral	104
11.04	Possession and Use of Collateral	104
11.05	Specified Releases of Collateral	105
11.06	Disposition of Collateral Without Release	110
11.07	Form and Sufficiency of Release	110
11.08	Purchaser Protected	111
11.09	Authorization of Actions To Be Taken by the Trustee Under the Security Documents	111
11.10	Authorization of Receipt of Funds by the Trustee Under the Security Documents	111
ARTICLE TWELVE APPLICATION OF TRUST MONEYS		112
12.01	Note Collateral Account	112
12.02	Withdrawal of Insurance Proceeds and Condemnation Awards	112
12.03	Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer	114
12.04	Withdrawal of Trust Moneys for Investment in Replacement Assets	114
12.05	Withdrawal of Trust Moneys on Basis of Retirement of Notes	115
12.06	Investment of Trust Moneys	116
ARTICLE THIRTEEN MISCELLANEOUS		116
13.01	Trust Indenture Act of 1939	116
13.02	Notices	117
13.03	Communication by Holders with Other Holders	117
13.04	Certificate and Opinion as to Conditions Precedent	118
13.05	Statements Required in Certificate or Opinion	118
13.06	Rules by Trustee, Paying Agent, Registrar	118
13.07	Legal Holidays	118
13.08	Governing Law	118
13.09	No Interpretation of Other Agreements	119
13.10	No Recourse Against Others	119
13.11	Successors	119
13.12	Duplicate Originals	119
13.13	Separability	119
13.14	Table of Contents, Headings, etc.	119
13.15	True Copy	119
13.16	Benefits of Indenture	120
13.17	Intercreditor Agreement	120

EXHIBITS
Exhibit A-1	Form of Note	A-1-1
Exhibit A-2	Form of Regulation S Temporary Note	A-2-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1
Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor	D-1
Exhibit E	Form of Guarantee	E-1
Exhibit F	Form of Security Agreement	F-1
Exhibit G	Form of Mortgage	G-1
Exhibit H	Form of Intercreditor Agreement	H-1
Exhibit I	Form of CF&I Note	I-1

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of July 15, 2002, among OREGON STEEL MILLS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States, as trustee (the "Trustee"), and NEW CF&I, INC., a Delaware corporation, and CF&I STEEL, L.P., a Delaware limited partnership, as guarantors.

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        1.01    Definitions.

        "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Indebtedness" means:

          (a)  Indebtedness of any other person assumed in connection with an Asset Acquisition from such other person, including Indebtedness incurred with, or in contemplation of, such Asset Acquisition,

          (b)  Indebtedness of any other person existing at the time such other person is merged with or into the Company or any Guarantor or becomes a Guarantor (including by designation), including Indebtedness incurred with, or in contemplation of, such other person merging with or into the Company or any Guarantor or becoming a Guarantor, and

          (c)  Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Guarantor.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under direct or indirect or common control with" shall have correlative meanings.

        "After-Acquired Property" shall have the meaning set forth in Section 11.01 hereof.

        "Agent" means any Registrar or Paying Agent of the Notes.

        "amend" means to amend, supplement, restate, amend and restate, replace or otherwise modify; and "amendment" shall have a correlative meaning.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

        "asset" means any asset or property, whether real or personal, tangible, intangible or mixed.

        "Asset Acquisition" means:

          (a)  an Investment by the Company or any Guarantor in any other person pursuant to which such person shall become a Guarantor, or shall be merged with or into the Company or any Guarantor,

          (b)  the acquisition (including by merger or consolidation) by the Company or any Guarantor of the assets of any person (other than a Guarantor) which constitute all or substantially all of the assets of such person, or

          (c)  the acquisition (including by merger or consolidation) by the Company or any Guarantor of any division or line of business of any person (other than a Guarantor).

        "Asset Sale" means:

  (1)
  any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) to any person, in one transaction or a series of related transactions, of:

  (A)
  any Capital Stock of any Guarantor (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law);

  (B)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Guarantor; or

  (C)
  any properties or assets of the Company or any Guarantor other than in the ordinary course of business;

  (1)
  any transaction which results in a Guarantor being released from its Guarantee as provided in Section 10.04 hereof; and

  (3)
  any Event of Loss.

        For the purposes of this definition, the term "Asset Sale" shall not include:

            (i)    any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) that is governed by and complies with the provisions of Article Five or Section 10.03 hereof (except in each case to the extent provided under Section 4.13) hereof;

            (ii)  any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) by the Company or any of the Guarantors in one or a series of related transactions (A) that have an aggregate Fair Market Value of $150,000 or less or (B) in respect of which the Company or such Guarantor receives gross proceeds (whether in cash or property) with an aggregate Fair Market Value of $150,000 or less; provided, however, that this clause (ii) shall only apply to the extent that the sum of (x) the aggregate Fair Market Value as described in the immediately preceding subclause (A) and (y) the aggregate gross proceeds received by the Company and any Guarantor as described in the immediately preceding subclause (B) is less than or equal to $1,500,000 in any fiscal year (the "Yearly Cap"); provided further, that notwithstanding the other provisions of this clause (ii), any such transaction which results in a Guarantor being released from its Guarantee as provided under Section 10.04 hereof shall nonetheless be deemed to constitute an Asset Sale);

            (iii)  in any fiscal year after the sale, issuance, conveyance, transfer, lease or other disposition of property or assets of the Company or any of the Guarantors satisfying the Yearly Cap contemplated by the proviso to clause (ii) above, any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) by the Company or any of the Guarantors in one or a series of related transactions (A) that have an aggregate Fair Market Value of $25,000 or less or (B) in respect of which the Company or such Guarantor receives gross proceeds (whether in cash or property) with an aggregate Fair Market Value of $25,000 or less;

            (iv)  any sale, transfer or other disposition of Excluded Assets (other than property or assets of the type referred to in clause (i) of the definition of Excluded Assets), any Motor Vehicles/Mobile Equipment or any Revolver Collateral;

            (v)  any Restricted Payment or Permitted Investment that is not prohibited by Section 4.09 hereof;

            (vi)  any conversion of Cash Equivalents into cash or any other form of Cash Equivalents;

            (vii) any Permitted Disposition;

            (viii)  the conveyance, sale, transfer, assignment or other disposition of inventory, accounts receivable and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of the Company and the Guarantors; and

            (ix)  any transfer of assets by the Company or a Guarantor to the Company or to a Guarantor; provided that there is no adverse effect on any of the existing Liens on such property for the benefit of holders of the Notes.

        For purposes of determining whether a lease or sublease described in paragraph (g) of the definition of "Permitted Liens" is excluded from the definition of Asset Sale pursuant to clause (ii) above, the Fair Market Value or gross proceeds from such lease or sublease in a particular fiscal year shall be determined by the sum of the lease payments (and in the case of a triple net lease, to the extent applicable, exclusive of taxes, insurance, maintenance expenses and other net lease items) received by the Company and the Guarantors in such fiscal year.

        "Asset Sale Offer" shall have the meaning set forth in Section 4.13(c) hereof.

        "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13(c) hereof.

        "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13(c) hereof.

        "Attributable Debt" means in respect of a Sale-Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Authentication Order" shall have the meaning set forth in Section 2.02 hereof.

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as of any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

        "Bankruptcy Law" means Title 11 of the United States Code and any similar applicable state or federal law for the relief of debtors generally.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (except that a person shall be deemed to have Beneficial Ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately, only after the passage of time, upon the happening of an event or otherwise); and "Beneficially Own" shall have a correlative meaning.

        "Board of Directors" means:

            (i)    in the case of a corporation, the board of directors of such person or any duly authorized committee of such board,

            (ii)  in the case of a partnership, the board of directors of a direct corporate general partner (or, if there is no direct corporate general partner, an indirect corporate general partner) of such partnership or any duly authorized committee of such board or, if there is no such direct or indirect corporate general partner, the appropriate governing body of any general partner of such partnership, and

            (iii)  in the case of any other person, a body performing substantially similar functions as a board of directors.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee; provided that in the case of any Guarantor which is a partnership, the copy of such resolution shall be certified by the Secretary or an Assistant Secretary of a direct or indirect corporate general partner of such Guarantor or, if there is no such direct or indirect corporate general partner, by an appropriate signatory of any general partner of such Guarantor.

        "Broker-Dealer" means any broker or dealer registered with the SEC under the Exchange Act.

        "Business Day" means any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a Place of Payment are authorized by law, regulation or executive order to remain closed.

        "Camrose" means Camrose Pipe Company, a general partnership organized under the laws of the Province of Alberta, Canada, and its successors.

        "Camrose Partnership Agreement" means the Partnership Agreement dated as of January 2, 1992, and as amended June 30, 1992, by and between Camrose Pipe Corporation and Stelcam Holding, Inc., as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of this Indenture and such agreement).

        "Canadian National Steel" means Canadian National Steel Corporation, a corporation organized under the laws of the Province of Alberta, Canada, and its successors.

        "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given other than the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company, including Capital Stock (other than Redeemable Capital Stock) of the Company issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock) of the Company.

        "Capital Stock" means, with respect to any specified person:

            (i)    any and all shares, interests (including, without limitation, common stock, preferred stock, limited partnership interests, general partnership interests, membership interests and joint venture interests), participations, rights or other equivalents (however designated and whether voting or nonvoting) that confer on a person the right to receive a share of the profits and/or losses of, or distributions of assets of, such specified person, and

            (ii)  any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into any Capital Stock of such person.

        "Capitalized Lease Obligation" of a specified person means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required by GAAP to be classified and accounted for as a capital lease on the balance sheet of such specified person, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, at any time:

          (a)  any evidence of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (b)  certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

          (c)  certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

          (d)  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; and

          (e)  money market funds whose investments consist of the investments listed in (a) through (d) above.

        "CF&I" means CF&I Steel, L.P., a Delaware limited partnership, and its successors pursuant to this Indenture.

        "CF&I Note" means the promissory note of CF&I, substantially in the form attached as Exhibit I to this Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

        "CF&I Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of CF&I Steel, L.P. dated March 3, 1993, as amended December 1, 2002 and July 12, 2002, as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of this Indenture and such agreement).

        "Change of Control" means the occurrence of any of the following events:

          (a)  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the total Voting Stock of the Company (measured by voting power rather than number of shares);

          (b)  the Company (whether in one transaction or a series of related transactions) consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company or of the Company and the

  Guarantors, taken as a whole, to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to one transaction or a series of related transactions in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

            (i)    the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof; and

            (ii)  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is the Beneficial Owner, directly or indirectly, of more than 30% of the total Voting Stock of the surviving or transferee corporation (measured by voting power rather than number of shares); provided, however, that in the event of a merger in which the Voting Stock of the Company is exchanged for Voting Stock of a holding company which owns all of the outstanding Capital Stock of the Company immediately after the merger, a Change of Control shall not be deemed to occur solely as a result of such ownership of the Company by such holding company and such holding company shall be deemed to be the surviving corporation in the merger for purposes of determining whether a Change of Control has occurred.

          (c)  at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

          (d)  the Company is liquidated or dissolved or adopts a plan of liquidation.

        "Change of Control Notice" shall have the meaning set forth in Section 4.12 hereof.

        "Change of Control Offer" shall have the meaning set forth in Section 4.12 hereof.

        "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12 hereof.

        "Change of Control Purchase Price" shall have the meaning set forth in Section 4.12 hereof.

        "Clearstream" means Clearstream Banking, S.A.

        "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents.

        "Collateral Proceeds" shall have the meaning set forth in Section 4.13 hereof.

        "Common Stock" means, with respect to any person:

            (i)    any and all shares, interests (including, without limitation, limited and general partnership interests, membership interests and joint venture interests), participations, rights or other equivalents (however designated and whether voting or nonvoting) in the common stock of such person (including, without limitation, all series and classes of such Common Stock), and

            (ii)  any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into any Common Stock of such person.

        "Company" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

        "Company Order" means a written order signed in the name of the Company by any two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or such Guarantor, as the case may be, and delivered to the Trustee.

        "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, Consolidated Net Income of the Company for such period

            (i)    plus (in each case, only to the extent deducted in computing such Consolidated Net Income and without duplication), the amounts for such period, taken as a single accounting period, of:

              (A)  Consolidated Non-Cash Charges,

              (B)  Consolidated Interest Expense, and

              (C)  Consolidated Income Tax Expense;

            (i)    less, non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that Consolidated Income Tax Expense and Consolidated Non-Cash Charges of a Guarantor that is less than a Wholly Owned Subsidiary of the Company shall only be added to the extent of the equity interest of the Company in such Guarantor.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of:

          (a)  the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Four Quarter Period immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, to

          (b)  the aggregate amount of Consolidated Fixed Charges of the Company (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Company Consolidated Fixed Charges subsequent to the Transaction Date) for such Four Quarter Period immediately preceding the Transaction Date.

        In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a Pro Forma basis for the period of such calculation to, without duplication:

          (a)  the incurrence of the Indebtedness giving rise to the need to make such calculation and any other incurrence of Indebtedness (and, in each case, the application of the net proceeds from such incurrence, to the extent such net proceeds are used to take one or more of the actions described in the following clauses (b) and (c)), as if such incurrence (and application) occurred on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period");

          (b)  the defeasance, repayment, repurchase, redemption, retirement or other acquisition of any Indebtedness (other than revolving credit borrowings or ordinary working capital borrowings) of the Company or any of the Guarantors during the Reference Period, as if such transaction occurred on the first day of the Reference Period, and

          (c)  any Asset Sales or Asset Acquisitions (whether by merger, consolidation, sale-leaseback or otherwise and including any related financing transactions, and including, without limitation, any such transaction giving rise to the need to make such calculation as a result of the Company or any of the Guarantors (including any person who becomes a Guarantor as a result of such transaction) incurring Acquired Indebtedness) occurring during the Reference Period, as if such transaction had been consummated on the first day of the Reference Period.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining this "Consolidated Fixed Charge Coverage Ratio":

            (i)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

            (ii)  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period.

        If and to the extent the Company or any of the Guarantors directly or indirectly guarantees Indebtedness of a third person, the calculation of the "Consolidated Fixed Charge Coverage Ratio" shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Guarantor had directly incurred such guaranteed Indebtedness.

        "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of the amounts for such period of:

            (i)    Consolidated Interest Expense, and

            (ii)  the product of (a) the aggregate amount of dividends and other distributions paid or accrued (or guaranteed) by the Company and the Guarantors on a consolidated basis during such period in respect of Preferred Stock and Redeemable Capital Stock and (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal.

        "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Guarantors for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of:

            (i)    the aggregate amount of cash and non-cash interest expense of the Company and the Guarantors, whether paid, accrued and/or scheduled to be paid or accrued and whether or not capitalized, during such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, the following (whether or not reflected as an expense on the consolidated income statement of the Company):

      (A)
      any amortization of debt discount (but excluding amortization of debt issuance costs),

      (B)
      the net payments (if any) under Interest Rate Protection Obligations or Currency Agreements,

      (C)
      the interest portion of any deferred payment obligation,

      (D)
      all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

      (E)
      all accrued interest,

      (F)
      all capitalized interest,

      (G)
      all imputed interest with respect to Attributable Debt, and

      (H)
      the interest component of Capitalized Lease Obligations; and

            (ii)  any interest expense on Indebtedness of another person that is guaranteed by the Company or any of the Guarantors or secured by a Lien on the assets of the Company or any of the Guarantors, whether or not such guarantee or Lien is called upon (the amount of such interest expense shall be the amount of interest that would have been paid by the Company or any such Guarantor under such guarantee or Lien if such guarantee or Lien had been called upon).

        "Consolidated Net Income" means, with respect to the Company, for any period, the net income (loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss) by excluding, without duplication:

            (i)    any extraordinary (as determined in accordance with GAAP) or unusual or nonrecurring gain (or loss) (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of capital stock), together with any related provision for taxes on any such extraordinary, unusual or nonrecurring gain (or loss),

            (ii)  net income (but not loss) of any person (including an Unrestricted Subsidiary) (x) which is not a Guarantor or (y) which is accounted for by the equity method of accounting, except, in each case, to the extent of the cash dividends and cash distributions actually paid in cash by such person to the Company or (subject to clause (vi) below) a Guarantor,

            (iii)  net income (loss) of any person combined with the Company or a Guarantor on a "pooling of interests" basis attributable to any period prior to the date of combination,

            (iv)  any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis,

            (v)  any gain or loss, together with any related provision for taxes on such gain or loss, in respect of: (x) any Asset Sale by the Company or a Guarantor or (y) the disposition of any securities by the Company or a Guarantor or the extinguishment of any Indebtedness of the Company or a Guarantor,

            (vi)  net income (but not loss) of any Guarantor to the extent that the declaration of dividends or similar distributions by that Guarantor of that net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or partnership agreement or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Guarantor or its stockholders or limited or general partners, as the case may be,

            (vii) any restoration to any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of this Indenture, and

            (viii)  for purposes of Section 4.09 hereof, in the case of a successor to the Company by consolidation or merger or as a transferee of the specified person's assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders', members' or partners' equity, as the case may be, of such person (determined on a consolidated basis in accordance with GAAP), adjusted to exclude (to the extent included in calculating such equity) the amount of any such stockholders', members' or partners' equity, as the case may be, attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Non-Cash Charges" means, with respect to the Company for any period, the aggregate depreciation and amortization and other non-cash expenses of the Company and its Subsidiaries, to the extent deducted in computing Consolidated Net Income of the Company and its Subsidiaries for the subject period, determined on a consolidated basis in accordance with GAAP; (i) including, without limitation, (A) amortization of debt issuance costs, (B) compensation expenses recognized for the contribution of shares to an employee stock option plan, (C) amortization of goodwill and other intangibles and (D) any write-offs or impairment charges; (ii) but excluding (A) any such charges constituting an extraordinary item or loss or (B) any such charge which required or which represents an accrual of or a reserve for cash charges for any future period or amortization of a prepaid cash expense that was paid in a prior period.

        "contractually subordinated" means, with respect to any specified Indebtedness relative to any other Indebtedness, expressly subordinated in right of payment to such other Indebtedness by the terms of such specified Indebtedness or the terms of any document or instrument relating thereto.

        "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in St. Paul, Minnesota.

        "Covenant Defeasance" shall have the meaning set forth in Section 8.02 hereof.

        "CPC" means Camrose Pipe Corporation, a Delaware corporation, and its successors.

        "Credit Facility" means (a) the Credit Agreement, dated as of July 12, 2002, by and among the Company, New CF&I, CF&I, CWR and Textron Financial Corporation, a Delaware corporation, as Revolver Agent (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), and (b) any amendment, modification, supplement, refunding or refinancing thereof or any replacement Credit Facility, in each case, that is entered into in compliance with this Indenture.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of the Guarantors against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar person under any Bankruptcy Law.

        "CWR" means Colorado and Wyoming Railway Company, a Delaware corporation, and its successors.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Euroclear" means Euroclear Bank S.A/N.V., as operator of the Euroclear system.

        "Event of Default" shall have the meaning set forth under Section 6.01 hereof.

        "Event of Loss" means, with respect to any property or asset (or any portion thereof), any (i) loss or destruction of or damage to such property or asset (or any portion thereof), (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset (or any portion thereof), or confiscation or requisition of the use of such property or asset (or any portion thereof), or (iii) any settlement in lieu of clause (ii) above.

        "Excess Proceeds" shall have the meaning set forth in Section 4.13(b)(ii) hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Notes" means the Notes issued in exchange for the Initial Notes in the Exchange Offer pursuant to Section 2.06(f) hereof or, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02 hereof, the exchange offer contemplated by the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Assets" means:

            (i)    property acquired or constructed with Indebtedness described in and which complies with, and which Indebtedness is secured by a Lien on such property permitted under, clause (h) of the definition of Permitted Liens (but only so long as such purchase money Indebtedness or Indebtedness incurred solely to refinance, replace or refund such purchase money Indebtedness in accordance with such clause (h) is outstanding and, in either such case, is secured by such Lien); and

            (ii)  Excluded Contracts.

            With respect to any property securing Indebtedness as described in clause (i) of the foregoing sentence, at such time as the purchase money Indebtedness or Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness referred to in clause (i) of the foregoing sentence shall no longer be outstanding, or at such time as such purchase money Indebtedness or any such Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness shall no longer be secured by a Lien on such property permitted under clause (h) of the definition of Permitted Liens, then, in each of the foregoing cases, to the extent that such property is of the type which would constitute "Trust

    Property" (as defined in the form of Mortgage attached as Exhibit G to this Indenture) or "Collateral" (as defined in the form of Security Agreement attached as Exhibit F to this Indenture), such property shall be treated as After-Acquired Property and the Company shall, or shall cause the relevant Guarantor to, cause such property to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture.

        "Excluded Collateral" shall mean (i) the approximately 67 acres of real property in Camrose, Alberta, on which the Camrose Pipe Mill is located, together with all buildings, improvements and fixtures thereon, and all related leases, rents and other rights, (ii) the real property in Pueblo County, Colorado and Fremont County, Colorado commonly known as the Pueblo Outside the Fence Property, and any contracts of sale or lease for any of the Pueblo Outside the Fence Property, (iii) Motor Vehicles and Mobile Equipment, (iv) the two trailers located on the Pueblo Inside the Fence Property, (v) the condominiums located at 170 S. Del Monte Place, Pueblo, CO 81007-3644 and 769 Cottage Drive, Napa, CA 94558-1247, (vi) the Excluded Assets, (vii) the Excluded Securities, (viii) Intercompany Indebtedness and (ix) any proceeds or products of any of the foregoing, except to the extent that such proceeds or products are invested in real property or improvements thereon, machinery and equipment (to the extent that it constitutes personal property) or other property and assets owned by the Company and the Guarantors which constitute Collateral.

        "Excluded Contracts" means any right, title or interest of the Company or any Guarantor in, to or under any contract, agreement or other instrument entered into with, or any license granted by or to, any person that is not the Company or a Subsidiary of the Company and which contract, agreement, instrument or license by its express terms prohibits the assignment thereof or the grant of a security interest therein by the Company or such Guarantor, as the case may be, or by its express terms permits such assignment or grant of a security interest only with the consent of such person; provided, that any such right, title and interest shall cease to be an Excluded Contract to the extent that an appropriate consent to such assignment or grant of a security interest has been obtained or the provisions which prohibit the assignment thereof or the grant of a security interest therein cease to be valid and enforceable; and provided, further, that Excluded Contracts shall not include (i) the leasehold interest in the Company's office space located at 1000 SW Broadway, Portland, Oregon or (ii) any contracts, agreements, licenses or other instruments specifically identified in any Security Document as being subject to the Lien created by or granted in such Security Document.

        "Excluded Securities" means the Capital Stock of any of the Company's Subsidiaries.

        "Fair Market Value" means, with respect to any property or assets, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. "Fair Market Value" shall (i) except for purposes of Section 6.01(f) hereof and except for purposes of Section 4.13 hereof (including the $1,500,000 determination, but other than the $150,000 per transaction determination, contemplated by clause (ii) of the definition of "Asset Sale" and other than the $25,000 per transaction determination contemplated by clause (iii) of the definition of "Asset Sale") and Section 4.16 hereof be determined by a Financial Officer of the Company with respect to any property or assets with a Fair Market Value of less than $2,500,000 and shall be evidenced by an Officers' Certificate signed by such Financial Officer and one other officer of the Company certifying such determination and delivered to the Trustee, and (ii) otherwise, shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution set forth in an Officers' Certificate certifying such determination and delivered to the Trustee; provided, that any determination of Fair Market Value made with respect to any parcel of real property with a value in excess of $10,000,000 shall (except for purposes of Section 6.01(f) hereof be made by an Independent Appraiser.

        "Final Maturity Date" means July 15, 2009.

        "Financial Officer" of a person means any of the Chief Executive Officer, the President, the Chief Financial Officer and the Vice President of Finance.

        "Four Quarter Period" means, with respect to a particular date of determination, the Company's most recently ended four fiscal quarters for which internal financial statements are available.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

        "Global Note Legends" means the legends set forth in Section 2.06(g)(ii) hereof which are required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 or Exhibit A-2 hereto issued in accordance with this Indenture.

        "Guarantee" means, with respect to any Guarantor, its irrevocable and unconditional guarantee of the Company's payment obligations under this Indenture and the Notes, created pursuant to this Indenture, and its guarantee endorsed on the Notes. In the case of CF&I, such term also includes the CF&I Note, in substantially the form attached as Exhibit I to this Indenture, delivered to the Trustee in connection with CF&I's aforesaid guarantee, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

        "guarantee" means, as applied to any obligation:

            (i)    a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, and

            (ii)  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, in each case, without limiting the foregoing, by way of any pledge of assets, through any letter of credit or reimbursement agreement in respect thereof or by the payment of amounts drawn down by letters of credit.

        "Guarantors" means (i) each of New CF&I and CF&I and (ii) each of the Company's other Subsidiaries which, after the Issue Date, becomes a Guarantor, including those who become Guarantors after the Issue Date as required by Section 4.17 hereof or who are designated as Guarantors as described under Section 4.22 hereof.

        "Holder" means the person in whose name a Note is registered on the Registrar's books.

        "incur" means to directly or indirectly create, incur, issue, assume, guarantee, suffer to exist or become effective, or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of or otherwise with respect to any Indebtedness; and "incurrence" shall have a correlative meaning; provided, however, that regular accrual on discount notes shall not constitute an incurrence.

        "Indebtedness" means, with respect to any person (as used in this definition, the "obligor"), without duplication, and whether or not contingent:

          (a)  all liabilities, obligations and indebtedness of the obligor, to the extent such liabilities, obligations or indebtedness would appear as a liability upon the consolidated balance sheet in accordance with GAAP:

            (i)    for borrowed money,

            (ii)  for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days,

            (iii)  evidenced by bonds, notes, debentures or other similar instruments, or

            (iv)  arising under any conditional sale or other title retention agreement with respect to property acquired by the obligor (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

          (b)  all obligations, contingent or otherwise, of the obligor in connection with any letters of credit (or reimbursement agreements in respect thereof), banker's acceptance or other similar credit transaction,

          (c)  all Capitalized Lease Obligations of the obligor and all Attributable Debt in respect of Sale-Leaseback Transactions,

          (d)  all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by the obligor, whether or not the obligor has assumed or become liable for the payment of such Indebtedness (the amount of such Indebtedness shall be deemed to be the lesser of (x) the fair market value of such property or asset and (y) the amount of such Indebtedness so secured),

          (e)  all guarantees of Indebtedness referred to in this definition by the obligor,

          (f)    all Redeemable Capital Stock of the obligor,

          (g)  all net payment obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of the obligor at the date of determination, and

          (h)  any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding, whether direct or indirect, to or of any liability of the types referred to in clauses (a) through (g) above or this clause (h).

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

  (2)
  the greater of the voluntary or involuntary maximum fixed repurchase price (plus any accrued and unpaid dividends), in the case of Redeemable Capital Stock; and

  (3)
  the principal amount thereof in the case of any other Indebtedness.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

        "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

        "Independent Appraiser" means a person:

            (i)    who in the course of its business appraises property;

            (ii)  where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated;

            (iii)  who does not have a direct or indirect financial interest in the Company (apart from receiving from the Company a customary appraisal fee for the task for which it is engaged) and

            (iv)  who, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is engaged.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing:

            (i)    which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (apart from receiving from the Company a customary fee for the task for which it is engaged) (it being understood that securities of the Company acquired in the ordinary course of trading operations shall not be deemed to give rise to such direct or indirect financial interest in the Company) and

            (ii)  which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is engaged.

        "Indirect Participant" means a person who holds a beneficial interest in a Global Note through a Participant.

        "Intercompany Indebtedness" means (i) any Indebtedness owed by the Company to any Subsidiary of the Company or (ii) any Indebtedness owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, CF&I, New CF&I, CWR, the Trustee and the Revolver Agent, substantially in the form attached as Exhibit H to this Indenture, as the same may be amended, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture, and any successor or replacement agreement, the terms of which are no less favorable to the holders of the Notes in any material respect (as evidenced by an Officers' Certificate delivered to the Trustee) than those contained in the Intercreditor Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof).

        "interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(g) or (h) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

        "Interest Payment Date" means the Stated Maturity of an installment of interest (or Liquidated Damages, if any) on the Note, as set forth therein.

        "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

        "Interested Person" means, with respect to a specified person, any Beneficial Owner of 5% or more of the outstanding Common Stock of such person or 5% or more of the outstanding Common Stock of any Subsidiary of such person.

        "Investment" means, with respect to any person, any direct or indirect loan, advance or other extension of credit or Capital Contribution, purchase, other acquisition or ownership of (or direct or indirect obligation to subscribe for) any Capital Stock, Indebtedness, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership, limited liability company or joint venture) or evidences of Indebtedness (by means of any transfer of cash or other property to another person, or any payment for property or services for the account or use of another person, or any guarantee of any Indebtedness or other obligations of another person, or creation or assumption of any other contingent liability in respect of any Indebtedness of another person, or otherwise), together with any item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP.

        In addition:

  (1)
  if the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of a Guarantor such that, after giving effect to any such sale or disposition, such person is no longer a Guarantor, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Guarantor not sold or disposed of in an amount determined as provided in Section 4.09 hereof.

  (2)
  the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time; and

  (3)
  "Investments" shall exclude extensions of trade credit by the Company and the Guarantors in the ordinary course of business in accordance with normal trade practices of the Company or such Guarantor, as the case may be.

        "Issue Date" means July 15, 2002.

        "Legal Defeasance" shall have the meaning set forth in Section 8.02 hereof.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable laws, including any conditional sale, capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages, if any, then owing pursuant to Section 2(c) of the Registration Rights Agreement.

        "LSI Plate" means LSI Plate, a partnership organized under the laws of Oregon, and its successors.

        "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Mortgage" means a deed of trust (or mortgage), assignment of rents and leases and security agreement substantially in the form attached as Exhibit G to this Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

        "Motor Vehicles/Mobile Equipment" means (i) motor vehicles and mobile equipment of the types listed on a schedule to the Security Agreements entered into by the Company, CF&I and New CF&I owned by the Company and the Guarantors, and (ii) Motor Vehicles (as defined in the form of Security Agreement attached as Exhibit F to this Indenture).

        "Net Award" means all proceeds, awards or payments for any Collateral (including any portion thereof) which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, in each case less collection expenses.

        "Net Cash Proceeds" means, with respect to any Asset Sale, or sale, or Capital Contribution in respect of, Capital Stock, the aggregate proceeds thereof received by the Company or any of the Guarantors in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Guarantor), and including, in the case of an Event of Loss, the insurance proceeds (excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) paid as the result of any Event of Loss with respect to all or any portion of the Collateral), plus, in the case of an issuance of Capital Stock, upon any exercise, exchange or conversion or securities (including options, warrants and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities, net of in each case:

            (i)    the reasonable and customary out-of-pocket costs relating to such sale, issuance or Event of Loss (including legal, accounting and investment banking fees and brokerage commissions and, in the case of an Event of Loss, collection expenses), and

            (ii)  in the case of an Asset Sale only:

              (a)  the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Guarantor in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

              (b)  amounts required to be paid to any person (other than the Company or any Guarantor) owning a beneficial interest in the assets subject to the Asset Sale,

              (c)  appropriate amounts to be provided by the Company or any Guarantor, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Guarantor, as the case may be, after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale), in each case as determined by the Board of Directors and as reflected in an Officers' Certificate delivered to the Trustee (provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Sale shall be treated for all purposes of this Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction), and

              (d)  repayment of Indebtedness (excluding Indebtedness under the Credit Facility) secured by a Lien on the property or assets subject to such Asset Sale (but only if such Lien is permitted by this Indenture and the relevant Security Documents and only to the extent such repayment is required by the terms of such Indebtedness and the aggregate amount of such cash and Cash Equivalents applied to repay such Indebtedness does not exceed the Fair Market Value of such property or assets or, if less, the total amount of cash and Cash Equivalents received for such property and assets in such Asset Sale).

        "New CF&I" means New CF&I, Inc., a Delaware corporation, and its successors pursuant to this Indenture.

        "New CF&I Stockholders Agreement" means the Restated Stockholders Agreement, dated as of November 16, 1995, among the Company, New CF&I, Nippon Steel Corporation, NS Finance III, Inc., Nissho Iwai Corporation, and Nissho Iwai American Corporation, as in effect on the Issue Date, not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of this Indenture and such agreement.

        "Non-Collateral Proceeds" shall have the meaning set forth in Section 4.13 hereof.

        "Non-Recourse Indebtedness" shall have the meaning set forth in Section 4.22.

        "Note Collateral Account" means the collateral account established pursuant to Section 12.01.

        "Notes" means the10% First Mortgage Notes due 2009 that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

        "Notes Custodian" means, with respect to the Notes issuable or issued in whole or in part, the person specified in Section 2.03 hereof as the Notes Custodian with respect to the Notes, and any and all successors thereto appointed as Notes Custodian hereunder and having become such pursuant to the applicable provision of this Indenture..

        "Officer" means, with respect to the Company or any Guarantor, the Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or the Controller of the Company or such Guarantor, as the case may be, and, in any instance where this Indenture calls for a second Officer to attest or countersign or otherwise execute any instrument or document, the term "Officer" shall also include any Assistant Secretary, Assistant Treasurer or Assistant Controller; provided that in the case of any Guarantor which is a partnership, the term "Officer" shall mean any Officer of a direct corporate general partner (or, if there is no direct corporate general partner, an indirect corporate general partner) of such partnership or, if there is no such direct or indirect corporate general partner, any duly authorized signatory of a general partner of such partnership.

        "Officers' Certificate" of a person means a certificate signed on behalf of such person by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of Finance, the Corporate Controller, the Treasurer or the Secretary of such person and delivered to the Trustee.

        "Old Bank Documents" means, collectively, the Old Credit Agreement, any and all guarantees related thereto, and all mortgages, deeds of trust, pledge agreements, security agreements and similar agreements entered into by the Company or any of its present or former Subsidiaries to secure their obligations under, or otherwise in connection with, the Old Credit Agreement.

        "Old Credit Agreement" means the Credit Agreement, dated as of December 1, 2000, by and among the Company, New CF&I, CF&I, PPM Finance, Inc., as agent, and the other financial institutions party thereto, as lenders, as amended by Amendment No. 1 thereto dated as of August 13, 2001 and Amendment No. 2 thereto, dated as of November 20, 2001. References to Indebtedness under the Old Credit Agreement shall be deemed to include any and all guarantees of such Indebtedness and any and all obligations under the Old Bank Documents.

        "Old Indenture" means this Indenture, dated as of June 1, 1996, among the Company, CF&I and New CF&I, as guarantors, and JPMorgan Chase Bank (as successor to Chemical Bank), as trustee.

        "Old Note Documents" means, collectively, the Old Indenture, any and all guarantees related thereto, and all mortgages, deeds of trust, pledge agreements, security agreements and similar agreements entered into by the Company or any of its present or former Subsidiaries to secure their obligations under, or otherwise in connection with, the Old Indenture and the Old Notes.

        "Old Notes" means the 11% First Mortgage Notes due 2003 of the Company, together with any and all guarantees thereof.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel for the Company, a Guarantor or the Trustee. The opinion may be subject to reasonable and customary assumptions and conclusions.

        "Oregon Feralloy" means Oregon Feralloy Partners, a partnership organized under the laws of Oregon, and its successors.

        "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as the case may be.

        "Participant" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

        "Paying Agent" means, with respect to the Notes issuable or issued in whole or in part, the Person specified in Section 2.03 hereof as the Paying Agent with respect to the Notes, and any and all successors thereto appointed as Paying Agent hereunder and having become such pursuant to the applicable provisions of this Indenture, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight hereof, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates..

        "Permitted Investments" means any of the following:

            (i)    Investments in any Guarantor (including any person that pursuant to such Investment becomes a Guarantor) and any person that is merged into or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or any Guarantor at the time such Investment is made;

            (ii)  Investments in cash and Cash Equivalents;

            (iii)  Investments in deposits with respect to leases, utilities, bid or performance bonds, self-insurance or similar requirements provided to third parties in the ordinary course of business and otherwise permitted by this Indenture;

            (iv)  Investments in the Notes;

            (v)  Investments in Currency Agreements permitted by Section 4.08(e);

            (vi)  Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of the Guarantors in connection with any bankruptcy case or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Guarantors, or in settlement of other liabilities or obligations of such other person to the Company or any of the Guarantors, that were created in accordance with the terms of this Indenture;

            (vii) Investments in Interest Rate Protection Obligations permitted by Section 4.08(d);

            (viii)  Investments in partnerships, joint ventures or other entities engaged in steelmaking, finishing or fabrication or other steel-related businesses in an aggregate amount not to exceed $50,000,000;

            (ix)  Investments, as in existence on the Issue Date, in Unrestricted Subsidiaries; and

            (x)  Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof.

        "Permitted Liens" means the following types of Liens:

          (a)  Liens for taxes, assessments or governmental charges or claims (i) which are either (A) not yet delinquent or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) as to which the Company shall have set aside on its books such reserves as may be required in conformity with GAAP;

          (b)  statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens imposed by law, in each case, (i) which were incurred in the ordinary course of business consistent with industry practice, (ii) which either are for sums not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (iii) as to which the Company shall have set aside on its books such reserves as may be required in conformity with GAAP;

          (c)  Liens incurred or deposits made in the ordinary course of business consistent with industry practice to secure obligations of the Company and the Guarantors under workers' compensation, unemployment insurance and other types of governmental insurance, governmental benefits or social security (exclusive, in each case, of obligations for the payment of borrowed money); provided, that, the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business consistent with industry practice and shall otherwise be permitted by this Indenture;

          (d)  Liens incurred or deposits made in the ordinary course of business consistent with industry practice to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive, in each case, of obligations for the payment of borrowed money); provided, that, the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business consistent with industry practice and shall otherwise be permitted by this Indenture;

          (e)  Liens arising out of judgments or awards not giving rise to an Event of Default so long as (i) such Lien is adequately bonded and (ii) any appropriate legal proceedings which may have been duly initiated for the review of such judgment or award shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (f)    easements, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property (i) that do not interfere in any material respect with the ordinary conduct of the business of the Company or any of the Guarantors and (ii) in the case of any of the foregoing which are created or incurred after the Issue Date, do not materially detract from the value of the property subject thereto (as such property is used by the Company and the Guarantors); provided, that such Liens are not incurred in connection with any borrowing of money, any commitment to loan any money or to extend any credit or any similar transaction or obligation;

          (g)  leases and subleases granted by the Company or any Guarantor to others (i) which do not interfere in any material respect with the ordinary conduct of the business of the Company or any of the Guarantors and (ii) which, in the case of any of the foregoing which are granted after the Issue Date, do not materially detract from the value of the property subject thereto;

          (h)  Liens securing Capitalized Lease Obligations, mortgage financings or purchase money obligations incurred in accordance with Section 4.08(n) hereof; provided, however, that:

            (i)    such Lien (including any replacement, renewal or extension thereof) shall extend to or cover solely property and assets so acquired, developed, constructed, installed or improved, and the property or assets so acquired, developed, constructed, installed or improved do not constitute Replacement Assets and are not acquired, developed, constructed, installed or improved with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to this Indenture, are deemed to constitute Collateral Proceeds),

            (ii)  the Lien securing such Indebtedness attaches solely to such assets (and not to any Collateral) concurrently with or within 180 days after such acquisition or the completion of such development, construction, installation or improvement,

            (iii)  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such acquisition, development, construction, installation or improvement and such Indebtedness and any Indebtedness incurred to refinance such Indebtedness is incurred in accordance with this Indenture, and

            (iv)  prior to initially granting any such Lien (but not in connection with any replacements, renewals or extensions thereof), the Company shall provide the Trustee with an Officers' Certificate stating that (x) the property and assets subject to such Lien do not constitute Replacement Assets and were not acquired or constructed with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to this Indenture are deemed to constitute Collateral Proceeds) and (y) the Collateral could be operated independently of such property and assets or such property and assets could be disposed of independently of the Collateral without interfering with the continued operation and maintenance of the Collateral and without impairing the value of the Collateral (without taking into account any incremental increase in the value of the Collateral attributable to such property and assets) or interfering with the Trustee's ability to realize such value;

          (i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j)    Liens on Revolver Collateral securing Interest Rate Protection Obligations and obligations under Currency Agreements, in each case which obligations are permitted to be incurred under this Indenture;

          (k)  Liens on the Revolver Collateral securing Indebtedness and other obligations under the Credit Facility permitted by this Indenture to be incurred and any guarantees of the obligations under the Credit Facility permitted by this Indenture to be incurred, in each case, other than (i) Liens created by or pursuant to the Old Bank Documents;

          (l)    Liens in favor of the Company or any Guarantor; provided, that if such Liens are on any Collateral, such Liens are either collaterally assigned to the Trustee or contractually subordinate to the Lien in favor of the Trustee securing the Notes or the Guarantees, as the case may be;

          (m)  Liens securing obligations in respect of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement and the Guarantees; provided, that such obligations are permitted by Section 4.08 hereof;

          (n)  Liens in favor of the Trustee in accordance with this Indenture and the Security Documents;

          (o)  Liens on the assets or property of any person existing at the time such person becomes a Guarantor after the Issue Date or is merged or consolidated with or into, or is wound up into, the Company or any Guarantor after the Issue Date; provided, that such Liens (i) were in existence prior to the contemplation of such person becoming a Guarantor or such merger or consolidation or winding up, and (ii) do not extend to or cover any property or assets of the Company or any Guarantor (other than property or assets of the person so acquired by, merged or consolidated with or into, or wound up into the Company or such Guarantor); provided, further, that the incurrence of Indebtedness to which such Liens relate was permitted by Section 4.08 hereof; and provided, further, that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

          (p)  Liens on assets or property existing at the time of acquisition thereof by the Company or a Guarantor after the Issue Date; provided, that such Liens (i) were in existence prior to the contemplation of such acquisition and (ii) do not extend to or cover any property or assets of the Company or any Guarantor (other than property or assets of the person so acquired by the Company or such Guarantor); provided, further, that the incurrence of Indebtedness to which such Liens relate was permitted by Section 4.08; and provided, further, that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

          (q)  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture;

          (r)  restrictions on the sale, assignment, transfer, mortgage, pledge, hypothecation, encumbrance or change of legal or beneficial ownership with respect to any Common Stock of New CF&I created by the New CF&I Stockholders Agreement (provided, that, in the case of any amendment, supplement or modification of the New CF&I Stockholders Agreement entered into after the Issue Date, the restrictions thereunder are no more restrictive to the Company and New CF&I than those in the New CF&I Stockholders Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof) and restrictions on the sale, assignment, transfer, mortgage, pledge, hypothecation, encumbrance or change of legal or beneficial ownership with respect to any partnership interest in CF&I created by the CF&I Partnership Agreement (provided, that, in the case of any amendment, supplement or modification of the CF&I Partnership Agreement entered into after the Issue Date, the restrictions thereunder are no more restrictive to the Company and CF&I than those in the CF&I Partnership Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof); and

          (s)  Liens upon specific items of property securing obligations of the Company or a Guarantor in respect of a commercial letter of credit issued by a financial institution in favor of the seller or supplier of such property; provided, that:

            (i)    such letter of credit is issued to facilitate the purchase of such property by, and shipment of such property to, the Company or any Guarantor in the ordinary course of its business,

            (ii)  such letter of credit is payable against delivery to the relevant financial institution of appropriate documents,

            (iii)  such Lien and letter of credit (and all obligations of the Company and any Guarantor in respect thereof) shall be terminated at or prior to the time that such property is delivered to the premises of the Company or a Guarantor and, in any event, no later than 365 days after the issuance of such letter of credit,

            (iv)  such letter of credit is not issued in respect of liabilities for borrowed money, obligations evidenced by bonds, notes, debentures or other instruments, Capital Leases or guarantees in respect of any of the foregoing,

            (v)  such Lien does not extend to or cover any property or assets other than the specific items of property to be purchased by and shipped to the Company or a Guarantor as aforesaid (together with proceeds of such property), and

            (vi)  the aggregate amount payable by the Company or any of the Guarantors in respect of such letter of credit shall not exceed 100% of the cost of such property (plus interest, freight, insurance and other customary expenses).

        "Permitted Refinancing Indebtedness" means (i) Indebtedness of the Company issued in exchange for, or the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, replacement or refunding), outstanding Indebtedness of the Company or any of the Guarantors and (ii) Indebtedness of any Guarantor issued in exchange for, or the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, replacement or refunding), outstanding Indebtedness of such Guarantor (any and all such Indebtedness issued in exchange for, or the proceeds of which are used to solely to refinance outstanding Indebtedness, as described in clauses (i) and (ii), is referred to in this definition as "Refinancing Indebtedness"), in each case other than refinancing Indebtedness in respect of (I) Indebtedness under (or guarantees of Indebtedness under) the Old Bank Documents, the Old Note Documents or any other Indebtedness refinanced, redeemed or retired with the proceeds from the sale of the Notes and (II) Indebtedness under Section 4.08(c), (d), (e), (f), (g), (h), (i), (j), (k) or (o) hereof; provided, however, that in each case:

          (w)  the principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of Refinancing Indebtedness (or, if such Refinancing Indebtedness provides for an amount less than the principal amount (or liquidation preference) thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of:

              (A)  the principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of Indebtedness so exchanged or refinanced (or, if such Indebtedness being refinanced was issued with an original issuance discount, the lesser of the principal amount and the accreted value as determined in accordance with GAAP at the time of such exchange or refinancing), plus

              (B)  the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated purchase, plus

              (C)  the amount of reasonable fees and expenses incurred in connection therewith,

          (x)  in the case of Refinancing Indebtedness incurred by the Company or a Guarantor to exchange or refinance Subordinated Indebtedness, such Refinancing Indebtedness (including any guarantees thereof):

              (A)  has a final Stated Maturity after the 123rd day after the Final Maturity Date,

              (B)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes, and

              (C)  is contractually subordinated to the Notes and to the Guarantee of such Guarantor, as the case may be, in the same manner and at least to the same extent that the Subordinated Indebtedness (including any guarantees thereof) being exchanged or refinanced is subordinated to the Notes and to the Guarantee of such Guarantor, as the case may be;

          (y)  in the case of Refinancing Indebtedness incurred by the Company or a Guarantor to exchange or refinance Pari Passu Indebtedness, such Refinancing Indebtedness (including any guarantees thereof);

              (A)  has a final Stated Maturity after the 123rd day after the Final Maturity Date,

              (B)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes, and

              (C)  constitutes Pari Passu Indebtedness or Subordinated Indebtedness; and

          (z)  in the case of any Liens securing such Refinancing Indebtedness, (A) no such Lien extends to or covers any property or assets of the Company or any of the Guarantors other than the property or assets covered by the Lien securing the Indebtedness so exchanged or refinanced, (B) the amount of Refinancing Indebtedness secured by such Lien shall not exceed the amount of Indebtedness so exchanged or refinanced that was secured by the predecessor Lien and (C) the terms of such Lien are no less favorable to the holders of the Notes and no more favorable to the lienholders with respect to such Lien than the predecessor Lien.

        "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Place of Payment" means (i) the Borough of Manhattan, the City of New York and (ii) such other places where the Company may maintain an office or agency in accordance with Section 4.02 hereof where Notes may be presented or surrendered for payment; provided that, for purposes of payment of interest, Liquidated Damages, if any, and principal on any Global Note for which the Depository is The Depository Trust Company, the Place of Payment with respect to such Global Note shall be deemed to be the Borough of Manhattan, the City of New York.

        "Predecessor Notes" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in exchange for a mutilated

Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        "Preferred Stock" means, with respect to any person, any Capital Stock of such person of any class or series (however designated) that ranks prior, as to (i) payment of dividends or distributions, (ii) distributions upon voluntary or involuntary liquidation, dissolution or winding up or (iii) redemption, to shares of Capital Stock of any other class or series of such person. For purposes of this definition, the term "Capital Stock" shall not include rights, warrants or options.

        "principal" means, with respect to any debt security (including, without limitation, the Notes), the principal of the security plus, when applicable, the premium, if any, on the security. The fact that there may be references in this Indenture to the "principal of and premium, if any (or similar phrases) on any security (including, without limitation, the Notes) shall not limit or be construed to limit the effect of the foregoing definition.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Pro Forma" means pro forma calculated on a basis consistent with Regulation S-X under the Securities Act.

        "Pueblo Inside the Fence Property" means the real property in Pueblo County, Colorado as described in the Boundary and Improvement Survey of "Inside the Fence Property" of CF&I Steel, L.P., dated as of May 8, 2002, by Valley Engineering, Inc.

        "Pueblo Outside the Fence Property" means the real property of the Company and the Guarantors in Pueblo County, Colorado and Fremont County, Colorado other than (i) the Pueblo Inside the Fence Property, (ii) the easements outside of but appurtenant to the Pueblo Inside the Fence Property running over and across certain real property in Pueblo County, Colorado and Fremont County, Colorado on which the canals or ditches for bringing industrial water to and related access and utility service for the Pueblo Inside the Fence Property are located, and (iii) all industrial water rights appurtenant to and used on the Pueblo Inside the Fence Property.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Equity Offering" means any sale of Common Stock (other than Redeemable Capital Stock) of the Company for cash, other than pursuant to Form S-8 (or any successor thereto) under the Securities Act and other than shares of Common Stock of the Company issued pursuant to employee benefit plans or as compensation to employees.

        "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, by the terms thereof (or by the terms of any security into which it is convertible or for which it is exchangeable), by contract, upon the happening of any event, by the passage of time or otherwise:

          (A)  matures, or would be required to be redeemed, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the Final Maturity Date, or

          (B)  is convertible into or exchangeable for debt securities in whole or in part, at any time on or prior to the date that is 123 days after the Final Maturity Date.

        Notwithstanding the foregoing:

          (1)  to the extent that any Common Stock of New CF&I is either (i) subject to the terms of the New CF&I Stockholders Agreement as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof) or (ii) subject to the terms of any similar instrument or agreement (including any amendment, supplement or restatement to the New CF&I Stockholders Agreement entered into in accordance with the terms of this Indenture and the New CF&I Stockholders Agreement) which provides for repurchase or redemption of such Common Stock by the Company or New CF&I on terms no less favorable to the Company and New CF&I than those set forth in the New CF&I Stockholders Agreement as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof), then such Common Stock of New CF&I shall not be deemed Redeemable Capital Stock solely by virtue of being subject to the New CF&I Stockholders Agreement or such other instrument or agreement, and

          (2)  any Capital Stock that would constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Redeemable Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of such Notes as are required to be purchased pursuant to Section 4.12 hereof.

        "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

        "Redemption Price" means, with respect to any Note to be redeemed, the price (expressed as a percentage of the principal amount thereof) fixed for such redemption pursuant to the terms of this Indenture and the Notes, not taking into account any accrued and unpaid interest and Liquidated Damages, if any, thereon..

        "refinancing" means, with respect to specified Indebtedness, any refinancing of such Indebtedness, whether by amendment, renewal, extension, replacement, refunding or otherwise; and "refinance" shall have a correlative meaning.

        "Registrar" means with respect to the Notes issuable or issued in whole or in part, the person specified in Section 2.03 hereof as the Registrar with respect to the Notes, and any and all successors thereto appointed as Registrar hereunder and having become such pursuant to the applicable provision of the Indenture.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02, the registration rights agreement relating thereto substantially identical to the Exchange and Registration Rights Agreement.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

        "Released Interests" shall have the meaning set forth in Section 11.05 hereof.

        "Released Trust Moneys" shall have the meaning set forth in Section 12.04 hereof.

        "Replacement Assets" shall have the meaning set forth in Section 4.13 hereof.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Payment" shall have the meaning set forth in Section 4.09 hereof.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Revolver Agent" means the person or any or all of the persons as, from time to time, may be named as agent or agents for the lenders under the Credit Facility in accordance with the terms thereof.

        "Revolver Collateral" shall have the meaning assigned to it in the Security Agreements.

        "Rule 144" means Rule 144 under the Securities Act.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 903" means Rule 903 under the Securities Act.

        "Rule 904" means Rule 904 under the Securities Act.

        "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person or any of its Subsidiaries of any property or asset of such person or any of its Subsidiaries which has been or is being sold or transferred by such person or any of its Subsidiaries to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset; provided, that the term Sale-Leaseback Transaction shall not include any such transaction pursuant to which CF&I shall sell or transfer any of the water rights and related water system owned by it on the Issue Date in conjunction with an agreement or other arrangement pursuant to which CF&I receives the right to purchase or receive water represented by any portion of the water rights so sold or transferred (it being understood that this proviso shall not prevent any such sale or transfer of water rights or water system from constituting an Asset Sale). The Stated Maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

        "Security Agreement" means a security agreement, substantially in the form attached as Exhibit F to this Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws in the jurisdiction or jurisdictions whose laws are applicable to the Lien created by such agreement), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument or this Indenture.

        "Security Documents" means, collectively:

            (i)    the Mortgages executed by the Company and CF&I,

            (ii)  the Security Agreements executed by the Company, New CF&I and CF&I,

            (iii)  all other Mortgages or Security Agreements executed after the Issue Date by the Company or any Guarantor, and

            (iv)  all other mortgages, deeds of trust, security agreements, pledge agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the Holders of the Notes, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument and this Indenture.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "S&P" means Standard & Poor's Corporation, and its successors.

        "Stated Maturity," means:

          (A)  when used with respect to any payment of principal or any installment of interest or Liquidated Damages, if any, on any Indebtedness, the date specified or set forth in the instrument governing such Indebtedness as the date on which such principal or installment of interest or Liquidated Damages is due and payable, and

          (B)  when used with respect to any Sale-Leaseback Transaction, the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        The term "final Stated Maturity" when used with respect to any Indebtedness, means the date specified or set forth in the instrument governing such Indebtedness as the final maturity date of such Indebtedness.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is contractually subordinated to the Notes or the Guarantee of such Guarantor, as the case may be.

        "Subsidiary" means, with respect to any person:

            (i)    a corporation, more than 50% of whose voting power or Voting Stock is at the time, directly or indirectly, owned or controlled by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

            (ii)  any person (other than a corporation), including, without limitation, a joint venture, limited partnership, general partnership, association or other business entity, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, owns or controls more than 50% of the outstanding Capital Stock, Voting Stock, ownership interest or voting power of such person.

        For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "Surviving Entity" shall have the meaning set forth in Section 5.01 hereof.

        "Surviving Person" shall have the meaning set forth in Section 10.03 hereof.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the Issue Date.

        "Title Policy" shall have the meaning set forth in Section 11.02(c) hereof.

        "transfer" means any direct or indirect sale, assignment, mortgage, encumbrance, pledge, gift, bequeath, hypothecation or other disposition or transfer, whether (unless expressly stated otherwise) for or without consideration, or voluntary or involuntary or by operation of law); the term "transfer" used as a verb shall have a corresponding meaning.

        "Trust Moneys" means all cash and Cash Equivalents received by the Trustee:

            (i)    upon the release of Collateral from the Lien of this Indenture and the Security Documents, including all Collateral Proceeds (and amounts deemed, pursuant to this Indenture, to constitute Collateral Proceeds) and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

            (ii)  as Net Cash Proceeds from any Event of Loss of all or any portion of the Collateral and Net Awards (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it);

            (iii)  pursuant to the Security Documents;

            (iv)  as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise;

            (v)  which constitute Collateral Proceeds or are deemed pursuant to this Indenture to constitute Collateral Proceeds from any transaction which results in a Guarantor being released from its Guarantee pursuant to this Indenture; or

            (vi)  for application as provided in the relevant provisions of this Indenture or any Security Document or whose disposition is not otherwise specifically provided for in this Indenture or in any Security Document;

provided, however, that Trust Moneys shall in no event include any property deposited with the Trustee pursuant to Section 3.05, Section 4.12 or Article Eight hereof or delivered to or received by the Trustee pursuant to Section 6.10.

        "Trust Moneys Release Notice" shall have the meaning set forth in Section 12.04 hereof.

        "Trust Officer" means any officer in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

        "Unrestricted Definitive Notes" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Notes that do not and are not required to bear the Private Placement Legend.

        "Unrestricted Notes" means one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes, including, without limitation, the Exchange Notes.

        "Unrestricted Subsidiary" means (a) CPC; Canadian National Steel; Camrose; Oregon Steel de Guayana, Inc., a Delaware corporation; OSM Glassification Inc., an Oregon corporation; Glassification International, Ltd., an Oregon partnership; Colorado and Wyoming Railway Company, a Delaware corporation; The Union Ditch and Water Company, a Colorado corporation; OSM Distribution, Inc., a Delaware corporation; Oregon Steel Mills Processing, Inc., a Delaware corporation; Oregon Feralloy Partners, an Oregon partnership; and LSI Plate, an Oregon partnership; and (b) any other Subsidiary of the Company that, at the date of determination, shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Company (all as set forth in Section 4.22 hereof); provided, however, that any such Unrestricted Subsidiary shall cease to constitute an Unrestricted Subsidiary upon its designation by the Board of Directors of the Company as a Guarantor as set forth in Section 4.22 hereof.

        "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Valuation Date" shall have the meaning set forth in Section 11.05 hereof.

        "Voting Stock" of any person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition:

            (i)    any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary, and

            (ii)  the limited partnership interests in CF&I and the Common Stock of New CF&I owned by persons other than the Company and the Guarantors on the Issue Date likewise shall be disregarded in determining ownership of such Subsidiaries (it being understood that any increase in the capital account of a limited partner of CF&I pursuant to the terms of the CF&I Partnership Agreement shall not, in and of itself, cause such limited partnership interest not to qualify under this clause (ii)).

        For purposes of the foregoing definition, neither CF&I nor New CF&I shall be deemed not to be a Wholly Owned Subsidiary of the Company solely by virtue of (A) any sale, transfer or assignment after the Issue Date of any limited partnership interests or Common Stock referred to in clause (ii) of the preceding sentence (including, without limitation, by admission of additional limited partners to CF&I), so long as such sale, transfer or assignment is otherwise made in compliance with the provisions of this Indenture or (B) any merger or consolidation of CF&I or New CF&I, respectively, so long as such merger or consolidation is in compliance with the provisions of this Indenture and the ownership of the limited partnership interests in CF&I and the Common Stock of New CF&I, after giving effect to such merger or consolidation, is the same as the ownership of such limited partnership interests and Common Stock immediately prior to such merger or consolidation.

        1.02    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC;

        "indenture securities" means the Notes and the Guarantees;

        "indenture security holder" means a Holder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Notes or the Guarantees, if any.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

        1.03    Rules of Construction.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          1.    a term has the meaning assigned to it;

          2.    words in the singular include the plural, and words in the plural include the singular;

          3.    "or" is not exclusive;

          4.    provisions apply to successive events and transactions;

          5.    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          6.    the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          7.    all references to $ or dollars shall refer to the lawful currency of the United States of America; and

          8.    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE TWO

THE NOTES

        2.01    Form and Dating.

          (a)    General.    The Notes (including Global Notes) and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A-1 or A-2 hereto as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          If so provided in an Authentication Order pursuant to Section 2.02 or if otherwise required pursuant to this Section 2.01, the Notes shall be issued under this Indenture in the form of Global Notes. Global Notes will be registered in the name of the Depository or a nominee of the Depository.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibits A-1 and A-2 and the form of Guarantee annexed hereto as Exhibit E and, in the case of the CF&I Note, Exhibit I shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)    Global Notes.    Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c)    Temporary Global Notes.    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures, provided that the Trustee shall have received a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof). Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d)    Euroclear and Clearstream Procedures Applicable.    The operating procedures, terms and conditions of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

          (e)    Definitive Notes.    Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

        2.02    Execution and Authentication.

        One Officer of the Company shall execute the Notes on behalf of the Company by either manual or facsimile signature under the Company's seal (which may be a facsimile of the genuine seal), attested by the manual or facsimile signature of any other Officer of the Company. The Company's seal (or a facsimile thereof) shall be impressed, affixed, imprinted or reproduced on the Notes. Typographical and other minor errors and defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

        If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate Notes for issue in an aggregate principal amount not to exceed $305,000,000 upon receipt of a Company Order directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an "Authentication Order"). The aggregate principal amount of Notes outstanding at any time may not exceed $305,000,000.

        The Authentication Order directing the authentication and delivery of Notes shall specify whether such Notes shall be issued in the form of Definitive Notes or Global Notes. If the Authentication Order specifies that the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with this Section and such Authentication Order, authenticate and deliver one or more Global Notes that:

          (a)  shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Notes;

          (b)  shall be registered in the name of the Depository or a nominee of such Depository;

          (c)  shall, at the instruction of the Company, be delivered by the Trustee to the Depository or held by the Trustee on behalf of the Depository, and

          (d)  shall be in the form specified in Sections 2.01(b) and (c) hereof (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

        The Depository must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

        With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

        2.03    Registrar and Paying Agent.

        The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Notes may be presented for payment of principal, interest and Liquidated Damages, if any (the "Paying Agent") and an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where notices and demands to or upon the Company and the Guarantors in respect of the Notes, the Guarantees and this Indenture may be served, and the Company may from time to time designate one or more other offices or agencies for any such purposes as provided in Section 4.02 hereof. The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, interest and Liquidated Damages, if any, may be paid by check mailed to the persons entitled thereto as shown on such register. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

        The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture.

        The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

        The Company shall, prior to each interest record date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

        The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Registrar or Paying Agent or agent for service of notices and demand. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08 hereof.

        2.04    Paying Agent To Hold Money in Trust.

        Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest (and Liquidated Damages, if any) on, the Notes (whether such money has been distributed to it by the Company, any Guarantor or any other obligor on the Notes or the Guarantees), and the Company (or any other obligor on the Notes or the Guarantees) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes or the Guarantees) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Notes or any Guarantees) shall have no further liability for the money so paid over to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        2.05    Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

        2.06    Transfer and Exchange.

          (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Global Notes will not be exchanged by the Company for Definitive Notes unless:

            (i)    the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository;

            (ii)  the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act and provided further, there shall be no continuing Default or Event of Default);

            (iii)  an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from the Depository or any Holder to issue Definitive Notes.

          In addition, beneficial interests in a Global Note may be exchanged for a Definitive Note upon request but only upon 20 days' prior written notice by or on behalf of the Depository in accordance with its customary procedures. Upon the occurrence of any of the events described in this Section 2.06(a), Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note, other than a Definitive Note, authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may be exchanged for another Note only upon compliance with the applicable provisions of this Section 2.06(a) and Sections 2.07 and 2.10 hereof. Beneficial interests in a Global Note may be transferred and exchanged only upon compliance with the applicable provisions of Sections 2.06(b),(c),(d) and (f) hereof.

          (b)    Transfer and Exchange of Beneficial Interests in Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the

  Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as the other applicable paragraphs and subparagraphs of this Section 2.06:

            (i)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Purchaser (as defined in the Registration Rights Agreement)). Beneficial interests in any Unrestricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of the Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

              (A)  if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

              (B)  if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) of this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) of this Section 2.06(b)(iv).

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.    A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.06(a) hereof. A beneficial interest in a Global Note may not be transferred to a person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.06(a) hereof.

          (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

            (i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

              (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06(d)(i), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

              (F)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel such Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

            (ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (2)  if the Holder of such Restricted Definitive Note proposes to transfer such Note to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

          If any exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

            (ii)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                (2)  if the Holder of such Restricted Definitive Note proposes to transfer such Note to a person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of an Unrestricted Definitive Note may transfer such Note to a person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

          (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive

  Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g)    Legends.    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)    Private Placement Legend.

              (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

              (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii)    Global Note Legends.    Each Global Note shall bear legends in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,

        (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER."

        "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (iii)    Regulation S Temporary Global Note Legend.    The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

          (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to, or retained, and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (i)    General Provisions Relating to Transfers and Exchanges.

            (i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar's request.

            (ii)  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, and 9.05 hereof).

            (iii)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (iv)  The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (v)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vi)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            (viii)  Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.07    Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or the Company or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of such loss, destruction or wrongful taking, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and disbursements of counsel. Every replacement Note is an additional obligation of the Company and the Guarantors.

        The provisions of this Section 2.07 are (to the extent permitted by law) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Notes.

        2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it ceases to accrue.

        If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company or of a Subsidiary of the Company) holds cash designated and set aside for and sufficient to pay all of the principal, interest, Liquidated Damages (if any) and all other amounts due on the Notes payable on that date, and is not prohibited from paying such cash to the holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

        2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be so disregarded.

        2.10    Temporary Notes.

        Until certificates representing permanent Notes are prepared and ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as permanent Notes and shall be entitled to all of the benefits of this Indenture.

        2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of the Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any of its Affiliates shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

        2.12    Defaulted Interest.

        If the Company defaults on a payment of interest or Liquidated Damages, if any, on the Notes, it shall pay the defaulted interest or Liquidated Damages, if any, plus (to the extent permitted by law) any interest payable on the defaulted interest and Liquidated Damages, if any, at the rate provided in the Notes and in Section 4.01 hereof and in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest and Liquidated Damages, if any, and interest payable on such defaulted interest and Liquidated Damages, if any, to be paid. Notwithstanding the foregoing provisions of this Section 2.12, defaulted interest and Liquidated Damages, if any, may also be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

        2.13    CUSIP Number.

        The Company, in issuing the Notes, may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

        2.14    Deposit of Moneys.

        On or before each Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date and Maturity Date, the Company shall deposit or cause to be deposited with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit timely payment to the Holders on such Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date or Maturity Date, as the case may be.

ARTICLE THREE

REDEMPTION OF NOTES

        3.01    Notices to the Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish the Trustee an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price, and stating that such redemption will comply with the provisions hereof and of the Notes, at least 45 days but not more than 90 days (unless a shorter or longer period is acceptable to the Trustee) before the Redemption Date.

        3.02    Selection of Notes To Be Redeemed.

        In the event that less than all of the Notes are to be redeemed at any time, selection of the particular Notes or portions thereof for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that, except as described in the following paragraph, no Notes shall be redeemed except in a principal amount of $1,000 or an integral multiple of $1,000. In the event of partial redemption by lot pursuant to Section 3.07 hereof, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; no Notes of $1,000 or less shall be redeemed in part. Notwithstanding anything in this Section 3.02 to the contrary, if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        3.03    Notice of Redemption.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the list of Holders of Notes maintained by the Registrar.

        All notices of redemption shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price and the amount of accrued interest, if any, and Liquidated Damages, if any, to be paid;

          (c)  that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price and accrued interest and Liquidated Damages, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (d)  if any Note is to be redeemed in part, the portion of the principal amount of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

          (e)  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (f)    the CUSIP number, if any, relating to such Notes, but that no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

          (g)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are being redeemed.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph, unless the Trustee has waived this requirement of 45 days' written notice.

        3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest (and Liquidated Damages, if any) to the Redemption Date, but installments of interest (and Liquidated Damages, if any) whose maturity is on or prior to such Redemption Date shall be payable on the relevant Interest Payment

Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

        3.05    Deposit of Redemption Price.

        On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest and Liquidated Damages, if any, on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest (and Liquidated Damages, if any) on the Notes (or portions thereof) called for redemption to the Redemption Date, interest (and Liquidated Damages, if any) on the Notes (or portions thereof) called for redemption will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and, to the extent lawful, accrued interest (and Liquidated Damages, if any) thereon shall, until paid, bear interest from the Redemption Date at the interest rate provided in the Notes and in Section 4.01 hereof.

        3.06    Notes Redeemed or Purchased in Part.

        Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Holder of such Note, at the expense of the Company and without service charge, a new Note or Notes with a Guarantee duly endorsed thereon and executed by each Guarantor, of any authorized denomination as requested by such holder in aggregate principal amount equal to the unredeemed portion of the principal of the Note so surrendered.

        3.07    Optional Redemption.

          (a)  Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to July 15, 2006. On or after July 15, 2006, the Notes will be redeemable at any time at the option of the Company, in whole or in part, on not less than 30 days' nor more than 60 days' prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

Redemption Year	Redemption Price
2006	105.000%
2007	102.500%
2008 and thereafter	100.000%

          (b)  Notwithstanding the provisions of clause (a) of this Section 3.07, at any time on or prior to July 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a Redemption Price equal to110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) such redemption shall occur within 60 days of the date of the closing of such Qualified Equity Offering.

          (c)  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

        3.08    Mandatory Redemption.

        The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.12 and 4.13 hereof). For avoidance of doubt, an offer to purchase pursuant to Section 4.12 or 4.13 hereof shall not be deemed a redemption. The Notes shall not have the benefit of any mandatory sinking fund.

ARTICLE FOUR

COVENANTS

        4.01    Payment of Notes.

        The Company shall pay, or cause to be paid, the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, interest or Liquidated Damages shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds as of 3:00 p.m. Eastern time, on the due date money deposited by the Company, in immediately available funds, designated and set aside for and sufficient to pay all principal, interest and Liquidated Damages, if any, then due and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture. The Company shall pay all Liquidated Damages, if any, in the same manner and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes and in the manner provided in the Notes and this Indenture, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, at the same rate and in the same manner, to the extent lawful.

        4.02    Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Guarantors in respect of the Notes, the Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02 hereof.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee in New York City as one such office or agency of the Company in accordance with Section 2.03 hereof.

        4.03    Corporate Existence.

        Subject to Article Five and Section 10.03 hereof, the Company shall do or cause to be done all things necessary to, and will cause each of the Guarantors to, preserve and keep in full force and effect (i) the corporate, partnership or other, as the case may be, existence of the Company and each of the Guarantors, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises of the Company and each of the Guarantors; provided, however, that the Company or any of the Guarantors shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors taken as a whole and (b) the loss thereof is not materially adverse to either the Company and the Guarantors taken as a whole or to the ability of the Company or any of the Guarantors to otherwise satisfy its obligations hereunder.

        4.04    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of the Guarantors or upon the income, profits or property of the Company or any of the Guarantors, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Guarantor; provided, however, that, except as otherwise provided herein or in any Security Document, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision for the payment thereof has been made or where the failure to effect such payment or discharge is not adverse in any material respect to either the Company and the Guarantors taken as a whole or to the ability of the Company or any of the Guarantors to otherwise satisfy its obligations hereunder.

        4.05    Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

          (a)  The Company shall, and shall cause each of the Guarantors to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of the Guarantors from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Guarantor, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and the Guarantor taken as a whole or the ability of the Company or any of the Guarantors to otherwise satisfy its obligations hereunder.

          (b)  The Company shall, and shall cause each of the Guarantors to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance (other than with respect to any environmental impairment liability insurance not commercially available) to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (c)  The Company shall, and shall cause each of the Guarantors to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Guarantor and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

          (d)  The Company shall and shall cause each of the Guarantors to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect either the Company and the Guarantors taken as a whole or the ability of the Company or any of the Guarantors to otherwise satisfy its obligations hereunder.

          (e)  Nothing in this Section 4.05 shall be deemed to limit any obligations of the Company or any Guarantor under any of the Security Documents.

        4.06    Compliance Certificate.

          (a)  The Company (for itself and each Guarantor) shall deliver to the Trustee within 60 days after the end of each of its first three fiscal quarters and within 90 days after the end of each of its fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status (including, without limitation, what action any of the Company and the Guarantors are taking or propose to take with respect thereto). The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company and the Guarantors beginning after the Issue Date. The Company (for itself and each Guarantor) also shall deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer (which, in the case of any Guarantor which is a partnership, shall be the principal executive, financial or accounting officer of a direct corporate general partner (or, if there is no such direct corporate general partner, of an indirect corporate general partner) of such partnership or, if there is no such direct or indirect corporate general partner, from any individual performing similar duties on behalf of such partnership) stating that a review of the activities of the Company and the Guarantors during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents applicable to it, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents applicable to it and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents applicable to it (or, if a Default shall have occurred and be continuing, describing all such Defaults of which he or she may have knowledge and what action any of the Company and the Guarantors are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action any of the Company and the Guarantors are taking or proposes to take with respect thereto, such compliance, in each case, to be determined without regard to any period of grace or requirement of notice provided herein or therein. The Company shall provide the Trustee with timely written notice of any change in the fiscal year end of the any of the Company or any Guarantor, which, in each case, as of the Issue Date is December 31.

          (b)  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's and each Guarantor's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the form of Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (c)  The Company or any of the Guarantors shall deliver to the Trustee as soon as possible, and in any event within 10 days after the Company or any of the Guarantors becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or proposes to take with respect thereto.

        4.07    SEC Reports.

          (a)  Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the holders of Notes, within the time periods specified in the SEC's rules and regulations:

            (i)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," any and all separate financial information of the Guarantors required under Rule 3-10 of Regulation S-X under the Securities Act, and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (ii)  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

  provided, that any information accepted for filing by the SEC shall be deemed to have been furnished to the Holders of Notes for purposes hereof; and provided further, that the Company shall be deemed to have furnished to the Holders of the Notes for purposes hereof the information and reports referred to in clauses (i) and (ii) above upon the Company's delivery to the Trustee of such information and reports, together with a Company Order instructing the Trustee to deliver such information and reports to the Holders of Notes at the Company's expense.

          (b)  In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; In accordance with the provisions of TIA § 314(a), the Company, at its expense, shall file with the Trustee, within 15 days after it files them with the SEC (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of such reports and documents.

          (c)  In addition, the Company shall cause the Guarantors to file with the SEC the annual reports, quarterly reports and other documents required to be filed by them pursuant to Sections 13 and 15 of the Exchange Act and, at the Company's expense, to file with the Trustee, within 15 days after filing them with the SEC, copies of such reports and documents which the Guarantors are required to file with the SEC, and to comply, to the extent required, with the provisions of TIA §314(a).

          (d)  So long as any of the Notes are evidenced by Global Notes, the Company also agrees to promptly make available any such reports and documents filed by the Company or any Guarantor to any beneficial owner of Notes upon written request by such beneficial owner.

        4.08    Limitation on Indebtedness.

        The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly, incur any Indebtedness (including, without limitation, any Redeemable Capital Stock or any Acquired Indebtedness) unless, at the time of such incurrence:

            (1)  the Consolidated Fixed Charge Coverage Ratio of the Company for the Four Quarter Period immediately preceding the date of such incurrence would have been at least equal to 2.0 to 1, calculated on a Pro Forma basis (including Pro Forma application of the net proceeds therefrom) in accordance with the definition thereof, and

            (2)  no Default or Event of Default shall have occurred and shall be continuing at the time of such incurrence or would occur after giving Pro Forma effect to such incurrence (including Pro Forma application of the net proceeds therefrom).

        Notwithstanding the foregoing, the Company and the Guarantors may, to the extent specifically set forth below, incur any or all of the following:

          (a)  Indebtedness of the Company evidenced by the Notes and this Indenture, and Indebtedness of any Guarantor evidenced by its Guarantee of the Notes, in each case, up to the amount being issued on the Issue Date less any amounts repaid, retired or refinanced, and including obligations arising under the Security Documents to the extent that such obligations would constitute Indebtedness;

          (b)  Indebtedness of the Company and the Guarantors outstanding on the Issue Date, in the respective amounts outstanding on the Issue Date less any amounts repaid, retired or refinanced (other than (i) Indebtedness under, or guarantees of Indebtedness under, the Credit Facility, the Notes, the Guarantees, this Indenture and the Security Documents and (ii) Indebtedness under, or guarantees of Indebtedness under, the Old Bank Documents and the Old Note Documents);

          (c)  Indebtedness of the Company and the Guarantors under the Credit Facility; provided, that the aggregate principal amount of all Indebtedness (with letters of credit deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed an aggregate principal amount at any time outstanding (including amounts outstanding on the Issue Date) equal to: the greater of (x) $100,000,000 and (y) the sum of 50% of the amount of inventory and 80% of the amount of accounts receivable of the Company and the Guarantors determined on a consolidated basis in accordance with GAAP;

          (d)  (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Guarantor and (ii) Interest Rate Protection Obligations of any Guarantor covering Indebtedness of such Guarantor; provided, that in the case of each of clauses (i) and (ii):

              (A)  any Indebtedness to which any such Interest Rate Protection Obligation relates bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this Indenture,

              (B)  such Interest Rate Protection Obligation is entered into in the ordinary course of business in connection with the operations of the business of the Company or the Guarantors, and not for speculative purposes, to hedge against fluctuations in interest rates of such Indebtedness, and

              (C)  the notional principal amount of any such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates; provided, however, that the Company and the Guarantors may enter into Interest Rate Protection Obligations relating to Indebtedness which they anticipate will be incurred within thirty days of the incurrence of such Interest Rate Protection Obligation so long as (x) the aggregate notional principal amount of such Interest Rate Protection Obligations does not exceed the lesser of (I) $50,000,000 and (II) the aggregate principal amount of such Indebtedness the Company and the Guarantors anticipate will be incurred, (y) such Interest Rate Protection Obligations are treated as a hedge under GAAP and (z) such Interest Rate Protection Obligations otherwise comply with clauses (A) and (B) above and the other provisions of this subparagraph (d);

          (e)  Indebtedness under Currency Agreements entered into by the Company or any of the Guarantors in the ordinary course of business in connection with the operations of the business of the Company or the Guarantors, and not for speculative purposes, to hedge against fluctuations in foreign exchange rates; provided, that in the case of Currency Agreements which relate to Indebtedness, (i) such Indebtedness is otherwise permitted to be incurred under this Indenture and (ii) such Currency Agreements do not increase the Indebtedness of the Company and the Guarantors outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (f)    Indebtedness of a Guarantor owed to and held by the Company or a Guarantor; provided, that

            (i)    any such Indebtedness shall be unsecured,

            (ii)  any such Indebtedness also shall be contractually subordinated in all respects to the Guarantee of such Guarantor, and

            (iii)  (A) any transfer of such Indebtedness by the Company or by a Guarantor (other than to the Company or to a Guarantor and other than to the Revolver Agent as a result of the grant of a security interest therein to secure the obligations of the Company and the Guarantors under the Credit Facility) and (B) any event that causes the Guarantor lender to no longer be a Guarantor shall, in each case under clause (A) or (B), be deemed to be a new incurrence of Indebtedness by the Guarantor borrower (and any guarantors of such Indebtedness) at the time of such transfer, issuance, sale or other disposition, and such incurrence shall be subject to all of the provisions of this Section 4.08;

          (g)  Indebtedness of the Company owed to and held by a Guarantor; provided, that:

            (i)    such Indebtedness shall be unsecured and contractually subordinated to the prior payment in full in cash of, and in all other respects to, the Notes, and

            (ii)  (A) any transfer of such Indebtedness by the Company or by a Guarantor (other than to another Guarantor and other than to the Revolver Agent as a result of the grant of a security interest therein to secure the obligations of the Company and the Guarantors under the Credit Facility) and (B) any event that causes the Guarantor lender to no longer be a Guarantor shall, in each case under clause (A) or (B), be deemed to be a new incurrence of Indebtedness by the Company (and any guarantors of such Indebtedness) at the time of such transfer, issuance, sale or other disposition, and such incurrence shall be subject to all of the provisions of this Section 4.08;

          (h)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

          (i)    Indebtedness (including Indebtedness represented by letters of credit) incurred in respect of bid or performance bonds provided by the Company or the Guarantors in the ordinary course of business consistent with customary industry practices and not in connection with or in respect of liabilities for borrowed money, obligations evidenced by notes, debentures or other similar instruments, Capital Leases or guarantees in respect thereof or other Indebtedness;

          (j)    Indebtedness of the Company or any of the Guarantors represented by letters of credit for the account of the Company or such Guarantor, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements provided by the Company or the Guarantors in the ordinary course of business consistent with customary industry practices and not in connection with or in respect of liabilities for borrowed money, obligations evidenced by notes, debentures or other similar instruments, Capital Leases or guarantees in respect thereof or other Indebtedness;

          (k)  unsecured Indebtedness of CF&I evidenced by any promissory note which CF&I is required to deliver to the limited partners of CF&I pursuant to Section 7.1 of the CF&I Partnership Agreement (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) or incurred pursuant to Section 7.3-2(ii)(2) of the CF&I Partnership Agreement (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) to finance a shortfall in a required cash distribution to the limited partners of CF&I, less the aggregate amount of any payments or deemed payments in respect thereof out of Distributable Cash (as defined in the CF&I Partnership Agreement) or otherwise;

          (l)    Permitted Refinancing Indebtedness;

          (m)  Acquired Indebtedness; provided, that with respect to any Acquired Indebtedness incurred and outstanding pursuant to this clause (m), (i) it shall have been in existence prior to the contemplation of the acquisition, consolidation, merger or other transaction, and not incurred in connection with, or in contemplation of, such transaction, and (ii) either (A) the aggregate amount of such Acquired Indebtedness (together with any Indebtedness incurred to refinance, replace, refund, renew or extend any such Indebtedness, including Permitted Refinancing Indebtedness) shall not exceed $10,000,000 outstanding at any time or (B) immediately after giving effect to such transaction, the Company shall be able to incur an additional $1.00 of Indebtedness under the first paragraph of this Section 4.08;

          (n)  Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of development, construction, installation or improvement of property, plant or equipment used in the business of the Company or the Guarantors, in an aggregate amount (together with any Indebtedness incurred to refinance, replace, refund, renew or extend any such Indebtedness, including Permitted Refinancing Indebtedness) not to exceed $10,000,000 at any time outstanding pursuant to this clause (n); provided, that the principal amount of the Indebtedness incurred with respect to any particular property, plant or equipment does not exceed 100% of the cost of such acquisition, development, construction, installation or improvement of such property, plant or equipment; and

          (o)  Indebtedness of the Company or any Guarantor, in addition to that described in clauses (a) through (n) above, in an aggregate principal amount outstanding at any time not exceeding $50,000,000;

        For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (d) through (o) of this Section 4.08, or is entitled to be incurred pursuant to the first paragraph of this Section 4.08, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.08 (provided, that all Indebtedness under the Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (c) of this Section 4.08 and all Indebtedness evidenced by the Notes, this Indenture, the Guarantees and the Security Documents shall be deemed to have been incurred pursuant to clause (a) of this Section 4.08) and may later reclassify such Indebtedness into any one or more of the categories described in any of clauses (d) through (o) of this Section 4.08 (provided, that at the time of reclassification it meets the criteria in such category or categories).

        4.09    Limitation on Restricted Payments.

        The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly:

          (a)  declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of the Guarantors or to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of the Guarantors (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock) or (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or a Guarantor),

          (b)  purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of the Guarantors (other than any such Capital Stock owned by the Company or by a Guarantor),

          (c)  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness (other than any such Indebtedness owned by the Company or a Guarantor and other than any such Pari Passu Indebtedness under the Credit Facility), or

          (d)  make any Investment (other than any Permitted Investment) in any person, (such payments or Investments described (and not excluded) in the preceding clauses (a), (b), (c) and (d) are individually referred to as a "Restricted Payment" and collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be transferred or issued by the Company or such Guarantor, as the case may be, pursuant to such Restricted Payment):

              (A)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

              (B)  immediately prior to and after giving effect on a Pro Forma basis to such Restricted Payment as if it had been made at the beginning of the applicable Four Quarter Period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness), and

              (C)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made on and after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of the following paragraph but including Restricted Payments permitted by clause (i) of the following paragraph), would not exceed the sum (without duplication) of:

                (1)  50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) (or, if Consolidated Net Income of the Company for such period shall be a negative number, 100% of such negative number) beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company (for which internal financial statements are available) immediately preceding the date of such proposed Restricted Payment, plus

                (2)  100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date either (x) as Capital Contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock (other than Redeemable Capital Stock) issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date, plus

                (3)  to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, in the case of the disposition or repayment in cash of any Investment (which Investment was made after the Issue Date and which constituted a Restricted Payment (excluding any Investment described in clause (x) of the definition of "Permitted Investments")), an amount equal to the lesser of the (x) "cash return of capital" (as defined below) with respect to such Investment and (y) the initial amount of such Investment, in each case, less the cost of the disposition of such Investment, plus

                (4)  to the extent not otherwise included in clause (1), (2) or (3) above of this subparagraph (C), to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Guarantor after the Issue Date, the lesser of (x) the Fair Market Value of the Company's Investment in such Guarantor as of such date of redesignation and (y) the Company's actual Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, to the extent such Investment originally constituted a Restricted Payment.

For purposes of clause (C)(2) above, the value of the aggregate Net Cash Proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the Net Cash Proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof, in each case, after the Issue Date. As used in clause (C)(3) above, "cash return of capital" with respect to an Investment means the sum of (x) the aggregate amount of any dividends, payments of interest on Indebtedness, repayments of loans or advances or other distributions, in each case, in cash, with respect to, and (y) the aggregate net proceeds received by the Company and the Guarantors upon the sale or other disposition of, such Investment after the Issue Date.

        None of the foregoing provisions will prohibit:

              (i)  the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;

            (ii)  so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital

    Stock of the Company or any Guarantor in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph;

            (iii)  so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of:

                (1)  Capital Stock (other than Redeemable Capital Stock of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or

                (2)  Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is permitted to be incurred by the other provisions of this Indenture and is Subordinated Indebtedness which (x) has a final Stated Maturity after the 123rd day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

            (iv)  so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of:

                (1)  Capital Stock (other than Redeemable Capital Stock of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or

                (2)  Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is permitted to be incurred by the other provisions of this Indenture and is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has a final Stated Maturity after the 123rd day after the Final Maturity Date and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes;

            (v)  application of the net proceeds from the issuance and sale of the Notes to discharge Indebtedness under the Old Notes and to repay Indebtedness under the Old Credit Agreement;

            (vi)  the declaration or payment of distributions by CF&I to the limited partners and the general partner of CF&I in accordance with the terms of the CF&I Partnership Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof); and

          (vii)  (A) the purchase by the Company or New CF&I of all of the interest of the limited partners in CF&I (including any promissory note delivered to such by CF&I pursuant to Section 7.1 of the CF&I Partnership Agreement) pursuant to and in accordance with Section 14 of the CF&I Partnership Agreement (in each case, as such agreement is in effect on the Issue Date without giving effect to any subsequent amendment or modification thereto), and (B) the purchase by the Company or CF&I of all of the Capital Stock of New CF&I owned by Nippon Steel Corporation, NS Finance III, Inc., Nissho Iwai Corporation or Nissho Iwai American Corporation pursuant to and in accordance with paragraph 4(e), (f) or (g) of the CF&I Stockholders Agreement (as in effect on the Issue Date without giving effect to any subsequent amendment or modification thereto); and

          (viii)  other Restricted Payments pursuant to this clause (viii) not to exceed $20,000,000 in the aggregate from and after the Issue Date.

        In addition, none of the foregoing provisions will prohibit the Company or any of the Guarantors from continuing to own any Investment which it owned on the Issue Date.

        Not later than the date of making any Restricted Payment pursuant to clause (a), (b) or (c) of the first paragraph of this Section 4.09 or any Restricted Payment in excess of (or series of Restricted Payments in the aggregate in excess of) $2,500,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, together with a copy of any opinion or appraisal required by this Indenture.

        4.10    Limitation on Issuances and Sale of Capital Stock by Guarantors.

        The Company (a) will not permit any of the Guarantors to issue any Capital Stock (other than to the Company or to a Guarantor) and (b) will not permit any person (other than the Company or a Guarantor) to own any Capital Stock of any Guarantor; provided, that:

              (i)  this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Guarantor owned by the Company and any other Guarantor in compliance with the other provisions of this Indenture (including, without limitation, Section 4.13 hereof, including, without limitation, the application of the Net Cash Proceeds from such Asset Sale in accordance with Section 4.13 hereof) or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law;

            (ii)  clause (b) of this Section 4.10 shall not apply to any Capital Stock of CF&I or New CF&I which, on the Issue Date, was not owned by the Company or a Guarantor, so long as there is no increase in the percentage of the outstanding Capital Stock of CF&I or New CF&I which is owned by persons other than the Company and the Guarantors (it being understood that an increase in the capital account of the limited partners of CF&I pursuant to the terms of the CF&I Partnership Agreement (otherwise than pursuant to an additional contribution by the limited partners to the partnership) shall not be deemed, in and of itself, to be an increase in the percentage of CF&I's Capital Stock owned by persons other than the Company and the Guarantors); and

            (iii)  clause (b) of this Section 4.10 shall not apply to any Capital Stock of any Guarantor acquired by the Company after the Issue Date if less than all of the Capital Stock is acquired by the Company, so long as there is no increase in the percentage of the outstanding Capital Stock of that Guarantor which is owned by persons other than the Company and any other Guarantor.

        4.11    Limitation on Liens.

        The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly, (a) incur or suffer to exist or become effective any Lien of any kind against or upon (i) any item of Collateral (whether owned on the Issue Date or thereafter acquired) or any income, profit or proceeds therefrom or (ii) any other property or assets of the Company or any of the Guarantors (whether owned on the Issue Date or thereafter acquired) or any income, profit or proceeds therefrom, or (b) assign or convey any right to receive any such income, profit or proceeds therefrom, except, in the case of each of clauses (a) and (b), for Permitted Liens.

        Notwithstanding the foregoing, the Company and the Guarantors may incur Liens on property or assets referred to in clause (a)(ii) above or income, profit or proceeds therefrom if (x) in the case of Liens securing Subordinated Indebtedness, the Notes and the Guarantees are secured contemporaneously therewith or prior thereto by a Lien on such property, assets, income, profits and proceeds and each such Lien securing such Subordinated Indebtedness is by its terms expressly subordinate to and junior in right of payment and in all other respects to the Liens on such property, assets, income, profits and proceeds securing the Notes and the Guarantees with the same relative subordination that such Subordinated Indebtedness has with respect to the Notes and the Guarantees and (y) in all other cases, the Notes are equally and ratably secured contemporaneously therewith or prior thereto with the obligations so secured.

        4.12    Change of Control.

        Upon the occurrence of a Change of Control, the Company shall make an offer to purchase (a "Change of Control Offer"), on a Business Day (the "Change of Control Purchase Date") not more than 60 days nor less than 30 days following the date of mailing of the Change of Control Notice (as defined below) to holders of Notes, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

        In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each Holder a notice of the Change of Control Offer (the "Change of Control Notice") describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the Change of Control Purchase Date, pursuant to the procedures required by the Indenture as described in such notice. Such Change of Control Notice shall be mailed to Holders at their last registered addresses with a copy to the Trustee and the Paying Agent, the copy mailed to the Trustee to be accompanied by an Officers' Certificate stating that a Change of Control has occurred and that the Company is required to make a Change of Control Offer. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a)  that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

          (b)  the Change of Control Purchase Price (including the amount of accrued interest and Liquidated Damages, if any) for each Note, the Change of Control Purchase Date and the date and time on which the Change of Control Offer expires;

          (c)  that any Note not tendered for payment will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms thereof;

          (d)  that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Purchase Date;

          (e)  that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note duly completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f)    that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter (which may be delivered by mail, air courier, hand delivery or otherwise) setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (g)  that Notes and portions of Notes purchased shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased;

          (h)  that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (i)    the instructions that Holders must follow in order to tender their Notes; and

          (j)    information concerning the business of the Company and the Guarantors, the most recent annual and quarterly reports of the Company and the Guarantors filed with the SEC pursuant to the Exchange Act (or, if any of the Company and the Guarantors are not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07 hereof), a description of material developments in the Company's and the Guarantors' businesses, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

        Notwithstanding the foregoing paragraph, as long as any Notes are evidenced by Global Notes, (i) Notes may be tendered or surrendered for payment upon a Change of Control Offer, tendered Notes may be withdrawn, and letters of transmittal (or electronic messages in lieu thereof) may be completed and delivered, in accordance with the then current procedures of the Depository (and the Company shall appropriately amend the notice described in the preceding paragraph to incorporate a description of such procedures) and (ii) the Company shall otherwise comply with the then current rules and procedures of the Depository in connection with such Change of Control Offer.

        On the Change of Control Purchase Date, the Company shall, to the extent lawful:

              (i)  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (ii)  deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages, if any) in respect of all Notes or portions thereof so tendered; and

            (iii)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent shall promptly mail to each Holder of Notes or portions thereof so tendered the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages, if any) for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

        Notwithstanding anything to the contrary in this Section 4.12, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company (including the same or a higher Change of Control Purchase Price) and has purchased all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

        Any Change of Control Offer shall comply with Regulation 14E under the Exchange Act and any other applicable federal and state securities laws and regulations. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.12, the Company and the Guarantors shall comply with such applicable securities laws and regulations and shall not be deemed by virtue of such compliance to have breached their obligations under this Section 4.12.

        If the Change of Control Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

        4.13    Disposition of Proceeds of Asset Sales.

          (a)  The Company shall not, and shall not permit any of the Guarantors to, make any Asset Sale unless:

              (i)  the Company or such Guarantor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Capital Stock or other property or assets sold or otherwise disposed of;

            (ii)  at least 75% of such consideration received by the Company or such Guarantor, as the case may be, consists of cash, Cash Equivalents or Replacement Assets (as defined below); provided, that any such Replacement Assets (A) shall be owned by the Company or a Guarantor and shall not be subject to any Liens except as expressly permitted by this Indenture, the Guarantees and the Security Documents (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents and other documents and instruments as shall be necessary to cause all such Replacement Assets to become subject to a Lien in favor of the Trustee (or, in the case of any Replacement Asset subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the Holders, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture, the Guarantees and the Security Documents applicable to After-Acquired Property), (B) shall not include any Excluded Collateral or Revolver Collateral and (C) shall not include any Capital Stock or other securities in any person unless that person becomes a Guarantor at the time of such Asset Sale;

            (iii)  if such Asset Sale involves Collateral, it shall be in compliance with the provisions of Article Eleven; and

            (iv)  the Company or such Guarantor, as the case may be, shall apply such Net Cash Proceeds as provided in Section 4.13(b) hereof.

          The foregoing subparagraphs (i) and (ii) shall not apply to an Event of Loss; provided, however, that Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Company may use any or all of such Net Cash Proceeds to restore, rebuild, repair or replace the assets subject to such Event of Loss with a comparable asset and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds from such Event of Loss shall be reinvested or used as provided in subparagraphs (i) and (ii) of Section 4.13(b) hereof.

          (b)  Any such Net Cash Proceeds from an Asset Sale shall be applied within 365 days of the Asset Sale which generated such Net Cash Proceeds as follows:

              (i)  to the extent that such Net Cash Proceeds are derived from property or assets (including Capital Stock) which do not constitute Collateral or are not deemed (pursuant to the provisions of this Section 4.13 set forth below) to constitute Collateral Proceeds ("Non-Collateral Proceeds"), such Non-Collateral Proceeds may, at the option of the Company, be applied to repay Indebtedness outstanding under the Credit Facility; and

            (ii)  with respect to (x) any Net Cash Proceeds derived from property or assets (including Capital Stock) which constitute Collateral ("Collateral Proceeds"), derived from a transaction as a result of which a Guarantor is released from its Guarantee as provided in Section 10.04 or which (pursuant to the provisions of this Section 4.13 set forth below) are deemed to be Collateral Proceeds, and (y) any Non-Collateral Proceeds remaining after application as described in subparagraph (i) of this Section 4.13(b) (all Collateral Proceeds and amounts deemed to be Collateral Proceeds, together with any such remaining Non-Collateral Proceeds, and all Net Cash Proceeds from any Event of Loss, being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if the Company so elects, be applied to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Guarantors existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); provided, that any Replacement Assets acquired with any such Collateral Proceeds or amounts deemed to constitute Collateral Proceeds (A) shall be owned by the Company or a Guarantor and shall not be subject to any Liens except as expressly permitted by this Indenture, the Guarantees and the Security Documents (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents and other documents and instruments as shall be necessary to cause all such Replacement Assets to become subject to a Lien in favor of the Trustee (or, in the case of any Replacement Asset subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the Holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture, the Guarantees and the Security Documents applicable to After-Acquired

    Property), (B) shall not include any Excluded Collateral or Revolver Collateral and (C) shall not include any Capital Stock or other securities in any person unless that person becomes a Guarantor at the time of such Asset Sale.

          During such 365 day period, pending the final application of the Net Cash Proceeds from the Asset Sale, the Company may use such Net Cash Proceeds to temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. Notwithstanding the immediately preceding sentence, any portion of the Net Cash Proceeds that is not used as described in subparagraph (i) or (ii) of this Section 4.13(b) within such 365 day period shall constitute "Excess Proceeds" subject to disposition as provided in Section 4.13(c) below.

          (c)  When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Notes, on a date (the "Asset Sale Purchase Date") not more than 40 Business Days after the date that the amount of Excess Proceeds equals or exceeds $10,000,000, the maximum aggregate principal amount (expressed as a multiple of $1,000) of the outstanding Notes that may be purchased with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date (the "Asset Sale Offer Price").

          To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the maximum aggregate principal amount which may be purchased with such Excess Proceeds, any such remaining Excess Proceeds shall be retained by the Company, free and clear of the Liens of this Indenture and the Security Documents, any such Excess Proceeds shall not be subject to the provisions of this Section 4.13 and the Company may use such remaining Excess Proceeds for any purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the maximum aggregate principal amount which may be purchased with such Excess Proceeds, Notes to be purchased shall be selected on a pro rata basis by the Trustee (with such adjustments as may be deemed appropriate by the Company, and are acceptable to the Trustee, so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired). Upon completion of such Asset Sale Offer in accordance with this Section 4.13, the amount of Excess Proceeds shall be reset to zero.

          (d)  All Collateral Proceeds and amounts which are deemed to be Collateral Proceeds shall be paid directly by the purchaser thereof to the Trustee and shall be deposited by the Trustee in the Note Collateral Account pending their application in accordance with this Section 4.13 or the release thereof in accordance with Articles Eleven and Twelve hereof.

          (e)  In the event that the Company shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets as an entirety in a transaction permitted under the terms of Section 5.01 hereof, or if the Company shall cause or permit any of the Guarantors to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of substantially all (but not all) of the properties and assets of the Company or of the Company and the Guarantors taken as a whole in a transaction permitted under the terms of Section 5.01 hereof, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and the Guarantors not so transferred for purposes of this Section 4.13 and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of the Company and the Guarantors deemed to be sold shall be deemed to be the Net Cash Proceeds for purposes of this Section 4.13. In the event that any

  Guarantor shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets in a transaction permitted under Section 10.03 hereof, the Surviving Person shall be deemed to have sold the properties and assets of such Guarantor not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of such Guarantor deemed to have been sold shall be deemed to be the Net Cash Proceeds for purposes of the Asset Sale provisions of this Indenture.

          (f)    In the event of a merger or consolidation of a Guarantor, sale of Capital Stock of a Guarantor or other transactions as a result of which a Guarantor will be released from its Guarantee as provided in Section 10.04 hereof, then, anything in this Indenture to the contrary notwithstanding, (i) such transaction shall be deemed to be an Asset Sale and shall be subject to and shall be made only in compliance with the terms of this Section 4.13 and (ii) the Net Cash Proceeds of such transaction shall be allocated between Collateral Proceeds and Non-Collateral Proceeds as follows: (A) such Net Cash Proceeds shall be multiplied by a fraction (1) the numerator of which is the Fair Market Value of the Collateral owned by such Guarantor and (2) the denominator of which is the Fair Market Value of all property and assets (including Collateral) owned by such Guarantor, and the resulting amount shall be deemed Collateral Proceeds, and (B) the remainder of such Net Cash Proceeds shall be deemed Non-Collateral Proceeds.

          (g)  Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent, the copy mailed to the Trustee to be accompanied by an Officers' Certificate stating that an Asset Sale has occurred and that the Company is required to make an Asset Sale Offer for the principal amount of Notes set forth in such certificate. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

              (i)  that the Asset Sale Offer is being made pursuant to this Section 4.13 and the aggregate principal amount of Notes which the Company is offering to purchase thereby;

            (ii)  the Asset Sale Offer Price (including the amount of accrued interest and Liquidated Damages, if any) for each Note, the Asset Sale Purchase Date and the date and time on which the Asset Sale Offer expires;

            (iii)  that any Note not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms thereof;

            (iv)  that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Asset Sale Purchase Date;

            (v)  that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note duly completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (vi)  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a facsimile transmission or letter (which may be delivered by mail, air courier, hand delivery or otherwise) setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Notes certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii)  that if Notes in an aggregate principal amount in excess of the maximum aggregate principal amount which may be purchased with such Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro rata basis, as determined by the Trustee, among the Holders whose Notes have been tendered (with such adjustments as may be deemed appropriate by the Company, and are acceptable to the Trustee, so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (viii)  that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (ix)  the instructions that Holders must follow in order to tender their Note; and

            (x)  information concerning the business of the Company and the Guarantors, the most recent annual and quarterly reports of the Company and the Guarantors filed with the SEC pursuant to the Exchange Act (or, if any of the Company and the Guarantors is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07 hereof), a description of material developments in the Company's and the Guarantors' businesses, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

          Notwithstanding the foregoing paragraph, as long as any Notes are evidenced by Global Notes, (i) Notes may be tendered or surrendered for payment upon an Asset Sale Offer, tendered Notes may be withdrawn, and letters of transmittal (or electronic messages in lieu thereof) may be completed and delivered, in accordance with the then current procedures of the Depository (and the Company shall appropriately amend the notice described in the preceding paragraph to incorporate a description of such procedures) and (ii) the Company shall otherwise comply with the then current rules and procedures of the Depository in connection with such Asset Sale Offer.

          (h)  On the Asset Sale Purchase Date, the Company shall, to the extent lawful:

              (i)  accept for payment, on a pro rata basis (if necessary) as described in Section 4.13(g)(vii) above, Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

            (ii)  deposit with the Paying Agent an amount equal to the Asset Sale Offer Price (including accrued and unpaid interest and Liquidated Damages, if any) in respect of all Notes or portions thereof so tendered; and

            (iii)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions being purchased by the Company.

        The Paying Agent shall promptly mail to each Holder of Notes or portions thereof so tendered the Asset Sale Offer Price (including accrued and unpaid interest and Liquidated Damages, if any) for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

        Any Asset Sale Offer shall comply with Regulation 14E under the Exchange Act, to the extent applicable, and any other applicable federal and state securities laws and regulations. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.13, the Company and the Guarantors shall comply with such applicable securities laws and regulations and shall not be deemed by virtue of such compliance to have breached their obligations under this Section 4.13.

        4.14    Limitation on Transactions with Affiliates.

        The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly, make, enter into or suffer to exist any transaction or series of related transactions (including without limitation (i) any sale, transfer, disposition, purchase, exchange or lease of assets, property or services, (ii) any contracts, agreements or other arrangements, (iii) any payments, Investments, loans or advances, (iv) any other any transaction or series of related transactions or (v) any amendments, supplements, modifications or waivers of or with respect to any of the foregoing), in each case, to, from, with, or for the benefit of, any Affiliate of the Company (other than an Affiliate which is a Guarantor) or any Interested Person (each of the foregoing, an "Affiliate Transaction"), unless:

          (a)  such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Guarantor, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, and

          (b)  the Company delivers to the Trustee:

              (x)  with respect to an Affiliate Transaction or series of Affiliate Transactions involving aggregate payments, consideration or value equal to or greater than $2,500,000, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with the preceding clause (a), that such Affiliate Transaction or series of Affiliate Transactions was approved by a majority of disinterested members of the Board of Directors of the Company (if any) and, if applicable, certifying that the opinion referred to in the following clause (b)(y) has been delivered; and

              (y)  with respect to an Affiliate Transaction or series of Affiliate Transactions involving aggregate payments, consideration or value equal to or greater than $5,000,000 (or any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value greater than $2,500,000 if the approval of a majority of disinterested members of the Board of Directors has not been obtained, as described in the foregoing paragraph (b)(x)), a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction or series of Affiliate Transactions are fair to the Company or the Guarantor, as the case may be, from a financial point of view;

provided, that clauses (b)(x) and (y) of this Section 4.14 shall not be applicable with respect to transactions entered into in the ordinary course of business (A) between the Company or any of the

Guarantors, on the one hand, and Camrose, on the other hand, or (B) between or among any of the Company, Camrose, Canadian National Steel, CPC, New CF&I or CF&I; in each case under clause (A) or (B), provided that such transactions are permitted pursuant to the terms of the Camrose Partnership Agreement, the New CF&I Stockholders Agreement and the CF&I Partnership Agreement, as applicable, in each case as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof).

        Notwithstanding the foregoing, the following shall not be deemed to be Affiliate Transactions:

              (i)  paying dividends or making other distributions in respect of its Capital Stock permitted under Section 4.09 hereof,

            (ii)  paying reasonable and customary fees to directors of the Company or any of the Guarantors who are not employees of the Company or any of the Guarantors,

            (iii)  making loans or advances to directors, officers, employees or consultants of the Company and the Guarantors (including travel and moving expenses) in the ordinary course of business consistent with industry practices for bona fide business purposes of the Company or such Guarantor not in excess of $2,000,000 in the aggregate at any one time outstanding,

            (iv)  making contributions of Common Stock of the Company to the Company's employee stock ownership plan, director stock option plan or employee compensation plan, or

            (v)  making payments in the ordinary course of business consistent with past practices to employees of the Company and its Subsidiaries pursuant to any profit participation plan or other employee compensation arrangements approved by a majority of independent (as to such transaction) members of the Compensation Committee of the Board of Directors of the Company.

        4.15    Limitation on Dividends and Other Payment Restrictions Affecting Guarantors.

        The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly, incur, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Guarantor to:

          (a)  pay dividends or make any other distributions (whether such dividends or distributions are in cash or otherwise) on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,

          (b)  pay any Indebtedness owed to the Company or any other Guarantor,

          (c)  make loans or advances to, or any investment in, the Company or any other Guarantor,

          (d)  transfer any of its properties or assets to the Company or any other Guarantor, or

          (e)  guarantee any Indebtedness of the Company or of any other Guarantor. However, the preceding restrictions will not apply to any such encumbrances or restrictions existing under or by reason of:

              (i)  applicable law,

            (ii)  customary non-assignment provisions of any lease or any contract governing a leasehold interest of the Company or any Guarantor, in each case, entered into in the ordinary course of business and consistent with past practice,

            (iii)  customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Notes or any Guarantors' ability to satisfy its obligations under this Indenture and its Guarantee,

            (iv)  any agreement or other instrument of a person acquired by the Company or any Guarantor in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired; provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred,

            (v)  provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument; provided, that such Indebtedness was permitted by the terms of this Indenture to be incurred,

            (vi)  provisions contained in this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Documents,

          (vii)  (A)provisions contained in the Credit Facility and in security agreements or similar documents permitted by this Indenture entered into by the Company, CF&I and New CF&I pledging Revolver Collateral to secure their respective obligations thereunder (in each case, which are no more restrictive, and no less favorable, to the Holders of the Notes than the provisions as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof), and (B) provisions contained in such additional guarantees of the Company's obligations under the Credit Facility permitted by this Indenture and in such additional security agreements or similar documents permitted by this Indenture pledging Revolver Collateral pursuant to the Credit Facility which may be entered into after the Issue Date by other Guarantors (and in amendments thereto and replacements thereof) which in each case are permitted by this Indenture and are no more restrictive, and no less favorable to the Holders of the Notes, than the provisions of the guarantees, security agreements or similar documents, as the case may be, referred to in clause (A) of this paragraph (vii) (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof);

          (viii)  (A) provisions contained in other agreements or instruments relating to Indebtedness in effect on the Issue Date (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) and (B) provisions contained in amendments thereto and permitted refinancings or replacements thereof, which in each case are permitted by this Indenture and are no more restrictive, and no less favorable to the Holders of the Notes, than the provisions of the agreements or instruments, as the case may be, referred to in clause (A) of this paragraph (viii) (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof); and

            (ix)  encumbrances and restrictions created by the CF&I Partnership Agreement and the New CF&I Stockholders Agreement (each as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) and in any amendments thereto which are permitted by this Indenture and which encumbrances and restrictions contained in any such amendment are no more restrictive and are no less favorable to the Holders of the Notes than those contained in such agreement prior to such amendment.

        4.16    Limitations on Sale-Leaseback Transactions.

        The Company shall not, and shall not permit any of the Guarantors to, enter into any Sale-Leaseback Transaction with respect to any property or assets of the Company or any of the Guarantors.

        Notwithstanding the foregoing, the Company and the Guarantors may enter into Sale-Leaseback Transactions with respect to property or assets which do not constitute Collateral and which property or assets are acquired or constructed after the Issue Date if:

          (a)  the Company or such Guarantor could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale-Leaseback Transaction pursuant to the first paragraph of Section 4.08 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.11 hereof,

          (b)  the gross cash proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such transaction, and

          (c)  the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the Net Cash Proceeds of such transaction in compliance with, Section 4.13 hereof.

        4.17    Additional Guarantors; Additional Security Documents.

        The Company shall not, and shall not permit any Guarantor to, directly or indirectly, establish or acquire a new Subsidiary, as the case may be, unless either:

          (a)  such new Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 4.22 hereof, or

          (b)  (i) such new Subsidiary simultaneously (x) executes and delivers to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, pursuant to which such new Subsidiary becomes a Guarantor and unconditionally guarantees the obligations of the Company under the Notes on the same terms as the other Guarantors and as set forth in this Indenture and (y) executes and delivers a written instrument pursuant to which it shall become a party to the Intercreditor Agreement;

            (ii)  to the extent that such new Subsidiary owns (or thereafter acquires) any property or assets of the types which would constitute "Trust Property" (as such term is defined in the form of Mortgage attached as Exhibit G to this Indenture) or "Collateral" (as such term is defined in the form of Security Agreement attached as Exhibit F to this Indenture), such new Subsidiary shall execute and deliver to the Trustee such Security Documents as shall be necessary to cause such property and assets to become subject to a Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the Holders of the Notes, securing such new Subsidiary's obligations under its Guarantee and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property; and

            (iii)  the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that the establishment or acquisition of such new Subsidiary complies with clauses (i) and (ii) of this subsection 4.17(b) in connection with the establishment or acquisition of such new Subsidiary.

  Following compliance with clauses (b)(i), (ii) and (iii) of this Section 4.17, and thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

          (c)  For purposes of this Section 4.17, the designation of any Unrestricted Subsidiary as a Guarantor shall be deemed to be the establishment of a new Subsidiary and shall be required to comply with Section 4.17(b) hereof. The Company shall not permit to exist any Subsidiary unless either (i) such Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 4.22 hereof or (ii) such Subsidiary has become a Guarantor in accordance with this

  Indenture. The Company shall not permit any Unrestricted Subsidiary to own any Capital Stock of a Guarantor.

        4.18    Impairment of Security Interests.

        The Company shall not, and shall not permit any of the Guarantors to, take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Notes in the Collateral, except for the incurrence or existence of Permitted Liens as expressly permitted by this Indenture, the Intercreditor Agreement and the Security Documents. The Company shall not, and shall not permit any of the Guarantors to grant to any person (other than the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Notes) any interest whatsoever in the Collateral except as expressly permitted by this Indenture, the Intercreditor Agreement and the Security Documents.

        4.19    Limitation on Amendments to CF&I Agreements.

        The Company shall not, and shall not permit any Guarantor to, enter into or consent to any amendment, supplement, waiver or other modification of the CF&I Partnership Agreement or the New CF&I Stockholders Agreement which (i) in any manner would be adverse to the interests of the Holders of the Notes or the Trustee (it being understood that the admission by CF&I of one or more additional or substitute limited partners shall not be deemed adverse to the interests of the holders of the Notes or the Trustee so long as made in compliance with the other provisions of this Indenture, including the immediately following clause (ii) of this Section 4.19) or (ii) in the case of the CF&I Partnership Agreement, would increase the amount of cash or other property distributable to, or the amount of profits allocated to, or any voting or management rights of, any limited partners of CF&I or the limited partners of CF&I in the aggregate, or decrease the amount of cash or other property distributable to, or the amount of profits allocated to, or any voting or management rights of, the general partner of CF&I.

        4.20    Waiver of Stay, Extension or Usury Laws.

        The Company and each Guarantor each covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of or interest or Liquidated Damages, if any, on the Notes as contemplated herein or in the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor each hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

        4.21    Limitations on Layering Indebtedness.

        The Company shall not, and shall not permit any of the Guarantors to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any Guarantor unless the Indebtedness being incurred is contractually subordinated to the Notes at least to the same extent as it is to such other Indebtedness.

        4.22    Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries.

        The Board of Directors of the Company may designate any Subsidiary acquired or established after the Issue Date to be an Unrestricted Subsidiary if:

          (a)  none of the properties or assets of such Subsidiary were owned by the Company or any of the Guarantors prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof; and

          (b)  at the time of such designation: (i) the properties and assets of such Subsidiary, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness, (ii) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness, and (iii) such Subsidiary is not a Guarantor and does not own, directly or indirectly, any Capital Stock of a Guarantor.

        As used above, "Non-Recourse Indebtedness" means Indebtedness as to which:

          (a)  neither the Company nor any of the Guarantors: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable, or (iii) constitutes the lender (in each case, other than Investments made pursuant to and in compliance with Section 4.09 hereof), and

          (b)  no default with respect to such Indebtedness (including any rights which holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or the Guarantors to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Guarantor if after giving Pro Forma effect to such designation:

              (i)  the Company would be permitted to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.08 hereof (assuming a market rate of interest with respect to such Indebtedness),

            (ii)  all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Guarantor under this Indenture, and

            (iii)  such Unrestricted Subsidiary shall have entered into a supplemental indenture pursuant to which it shall have become a Guarantor and complied with the other obligations described in Section 4.17 hereof.

        A designation of an Unrestricted Subsidiary as a Guarantor may not thereafter be rescinded. Any designation of a Subsidiary as an Unrestricted Subsidiary, and any designation of an Unrestricted Subsidiary as a Guarantor, shall be evidenced to the Trustee by written notice delivered by the Company to the Trustee at the time of such designation, accompanied by a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate to the effect that such designation complied with the applicable conditions set forth above and was permitted by this Indenture, including Section 4.09 hereof.

        For the avoidance of doubt, Unrestricted Subsidiaries shall not be subject to the restrictive covenants in this Indenture, the Intercreditor Agreement, the Registration Rights Agreement or the Security Documents.

ARTICLE FIVE

SUCCESSOR CORPORATION

        5.01    When Company May Merge, etc.

        The Company shall not (a) directly or indirectly, in any transaction or series of transactions, merge, consolidate or amalgamate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, or (b) permit any of the Guarantors to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and the Guarantors, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (a)  either

              (i)  the Company shall be the surviving person, or

            (ii)  the person formed by or surviving such consolidation, merger or amalgamation (if other than the Company) or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity"),

              (A)  shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and

              (B)  shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the Company (and such Guarantor, as the case may be) under the Notes, this Indenture and the Guarantees (and such supplemental indenture shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under the Indenture and its Guarantee remain in full force and effect), and

              (C)  shall expressly assume, by amendment, supplement or any other appropriate instrument executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company (and such Guarantor, as the case may be) under the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents (and such amendment, supplement or other instrument shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under the Registration Rights Agreement, the Intercreditor Agreement and its Security Documents remain in full force and effect), and,

              (D)  shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by the Company and, if applicable, such Guarantor (in the case of a merger or consolidation) or on the Collateral transferred to the Surviving Entity (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states);

          (b)  the Collateral owned by the Company and, if applicable, such Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the Surviving Entity (in the case of a transfer of assets) (1) shall continue to constitute Collateral under this Indenture and the Security

  Documents, (2) shall be subject to the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Notes and (3) shall not be subject to any Lien other than Liens expressly permitted by this Indenture and the Security Documents;

          (c)  the property and assets of the person which is merged or consolidated with or into the Company or such Guarantor, or to which the properties and assets of the Company or such Guarantor are transferred, to the extent that such property or assets are of the types which would constitute "Trust Property" (as defined in the form of Mortgage attached as an Exhibit G to this Indenture) or "Collateral" (as defined in the form of Security Agreement attached as an Exhibit F to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) shall be treated as After-Acquired Property and the Company and the Guarantors or the Surviving Entity, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent specified by this Indenture (including without limitation Section 11.01 hereof (including delivery of such documents, Officers' Certificates and Opinions of Counsel as may be required by Section 11.01 hereof)) and the Security Documents;

          (d)  (1) immediately before and immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and (2) the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 hereof (assuming a market rate of interest with respect to such additional Indebtedness);

          (e)  immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

          (f)    if, as a result of any such transaction or series of transactions, any property or assets of the Company or any of the Guarantors would become subject to a Lien, such Lien is permitted by Section 4.11 hereof;

          (g)  in connection with such transaction or series of transactions, the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such transaction or series of transactions and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (a) or (c) of this Section 5.01 complies with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clauses (b)(3), (d)(2) and (e) above).

        5.02    Successor Substituted.

        Upon any consolidation, merger or amalgamation, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, the Registration Rights Agreement, the Intercreditor Agreement, and the relevant Security Documents with the same force and effect as if such Surviving Entity had been named as the Company herein and therein. Thereafter, except in the case of a lease, the predecessor corporation shall be released from all of its obligations hereunder and thereunder, except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that solely for purposes of computing amounts described in subclause (c) of the first paragraph of Section 4.09 hereof, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such transaction or series of transactions.

ARTICLE SIX

EVENTS OF DEFAULT AND REMEDIES

        6.01    Events of Default.

        An "Event of Default" means any of the following events:

          (a)  default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (b)  default in the payment of an installment of interest (or Liquidated Damages, if any) on any Note, when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise), which default continues for a period of 30 days; or

          (c)  default by the Company or any Guarantor in the performance or observance of any term, covenant or agreement contained in the Notes, any Security Document, this Indenture, the Intercreditor Agreement or any Guarantee (other than a default specified in clause (a) or (b) above of this Section 6.01) and, except for a default under Section 4.12, Section 4.13 or Article Five hereof, such default continues for a period of 30 days after written notice of such default requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (d)  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Guarantor then has outstanding Indebtedness, or guarantees the payment of outstanding Indebtedness, in excess of $5,000,000, individually or in the aggregate, and either (i) that default is caused by a failure to pay principal of, or premium, if any, or interest or Liquidated Damages, if any, on such Indebtedness at final Stated Maturity prior to the expiration of any grace period provided in such Indebtedness on the date of such default, or (ii) such Indebtedness is already due and payable in full or such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (e)  failure by the Company or any Guarantor to pay one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction entered against the Company or any Guarantor or any of their property or assets, aggregating at any one time in excess of $5,000,000, which judgments, orders or decrees shall not be discharged or fully bonded within a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (f)    either (i) any agent or lender under the Credit Facility or (ii) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of the Guarantors shall commence judicial proceedings to foreclose upon assets of the Company or any of the Guarantors having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (g)  the commencement by the Company or any Guarantor of a voluntary case or proceeding under any Bankruptcy Law or the consent by the Company or any Guarantor to the entry of an order for relief or similar decree in respect of the Company or such Guarantor in an involuntary case or proceeding under any Bankruptcy Law or the filing by the Company or any Guarantor of a petition, answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by the Company or any Guarantor to the filing of any such petition or to the appointment of or taking possession by a Custodian of the Company, any Guarantor, or of any substantial part of the property of the Company or of any Guarantor, or the making by the Company or any Guarantor of an assignment for the benefit of creditors, or the admission by the Company or any Guarantor in writing that it is bankrupt, insolvent or unable to pay its debts generally as they become due, or the taking of corporate action or partnership action, as the case may be, by the Company or any Guarantor in furtherance of any such action; or

          (h)  the entry by a court having jurisdiction in the premises of a judgment, decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law, or determining that the Company or any Guarantor is bankrupt or insolvent or that the Company or any Guarantor is entitled to seek reorganization, arrangement, adjustment or composition of its indebtedness, or appointing a Custodian of or for the Company, any Guarantor or any substantial part of properties of the Company or any Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any Guarantor, and any such judgment, order, or decree shall remain unstayed and in effect for a period of 60 consecutive days; or

          (i)    any Guarantee ceases to be in full force and effect, or becomes unenforceable or invalid, or is declared null and void, or any Guarantor denies that it has any further liability under its Guarantee or the Security Documents, disaffirms its obligations under its Guarantee or the Security Documents, or gives notice to such effect (in each case, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Section 10.04 hereof); or

          (j)    any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Trustee (or, in the case of a Mortgage, ceases to give the Trustee or any other trustee under such Mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or the Company or any Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice to such effect (in each case other than by reason of the termination of this Indenture or any such Security Document in accordance with its terms or the release of any Guarantor in accordance with Section 10.04 hereof).

        Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any Guarantor or any of their respective agents.

        6.02    Acceleration.

          (a)  If an Event of Default (other than as specified in Section 6.01(g) or (h) hereof) shall occur and be continuing, either the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the Notes (including, without limitation, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the outstanding Notes) to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) hereof occurs, then the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the Notes shall ipso facto be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

          (b)  At any time after a declaration of acceleration under this Indenture as described in Section 6.02(a) hereof, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may on behalf of the holders of all the Notes, rescind and cancel such declaration and its consequences if:

            (a)  the Company has paid or deposited with the Trustee a sum sufficient to pay:

                (i)  all sums paid or advanced by the Trustee under Section 7.08, the Intercreditor Agreement and the Security Documents and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

              (ii)  all interest and Liquidated Damages, if any, on the Notes which has become due otherwise than by such declaration of acceleration and (to the fullest extent permitted by law) interest thereon at the rate of interest borne by the Notes, and

              (iii)  the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate of interest borne by the Notes;

            (b)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

            (c)  all then existing Events of Default, other than the nonpayment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04 hereof.

          No such rescission or cancellation shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

          (c)  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of the Guarantors with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of the Guarantors with the intention of avoiding the prohibition on redemption of the Notes prior to July 15, 2006, then the premium specified in this Indenture for redemptions during the 12-month period beginning July 15, 2006 shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Liquidated Damages, if any on the Notes or to enforce the performance of any provision of the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement, the Registration Rights Agreement or this Indenture.

        All rights of action and claims under this Indenture, the Security Documents, the Intercreditor Agreement, the Registration Rights Agreement, the Guarantees or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or Guarantees or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        6.04    Waiver of Past Defaults.

        Subject to the provisions of Section 6.07 and 9.02 hereof, prior to the declaration of acceleration under Section 6.02 hereof, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default under this Indenture, the Intercreditor Agreement, the Registration Rights Agreement, the Notes, the Guarantees, or any Security Document and its consequences, except an Event of Default specified in Section 6.01(a) or (b) hereof not yet cured or a default in respect of any covenant or provision hereof or thereof which cannot be modified or amended without the consent of each Holder so affected pursuant to Section 9.02 hereof. When a default is so waived, it shall be deemed cured and shall cease to exist.

        6.05    Control by Majority.

        The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents; provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        6.06    Limitation on Suits.

        No Holder of any Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture, the Intercreditor Agreement, the Registration Rights Agreement, the Notes, the Guarantees or the Security Documents unless:

          (a)  the Holder gives written notice to the Trustee of a continuing Event of Default;

          (b)  the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture;

          (c)  the Trustee has failed to institute such proceedings within 30 days after receipt of such notice; and

          (d)  the Trustee, within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

        The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any such Note on or after the respective due dates expressed in such Note, this Indenture or the Registration Rights Agreement.

        A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

        6.07    Right of Holders to Receive Payment.

        Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note, on or after the respective Stated Maturities expressed in such Note, this Indenture or the Registration Rights Agreement or upon redemption or upon repurchase pursuant to Section 4.12 or 4.13 hereof, or to bring suit for the enforcement of any such payment on or after its Stated Maturity or the relevant Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        6.08    Collection Suit by Trustee.

        If an Event of Default specified in clause (a) or (b) of Section 6.01 hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Notes or the Guarantees for the whole amount of principal of, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid, together with interest on overdue principal and premium and, to the extent that payment of such interest is lawful, on overdue installments of interest and Liquidated Damages, if any, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        6.09    Trustee May File Proofs of Claims.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes or the Guarantees), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

        6.10    Priorities.

        If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

          First:    to the Trustee for amounts due to it under Section 7.08 hereof and for any amounts due under the Security Documents (other than payments of interest, Liquidated Damages, if any, and principal described in the next two subclauses);

          Second:    to Holders for interest and Liquidated Damages, if any, accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and Liquidated Damages, if any;

          Third:    to Holders for principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium); and

          Fourth:    the balance, if any, to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

        The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

        6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

        6.12    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or under any Security Document, the Intercreditor Agreement, the Registration Rights Agreement, any Note or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN

TRUSTEE

        7.01    Duties.

          (a)  During the existence of an Event of Default, the Trustee shall exercise such rights and powers vested in it by this Indenture, the Intercreditor Agreement and the Security Documents, with the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default,

            (i)    the Trustee need perform only such duties as are specifically set forth in this Indenture, the Intercreditor Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Indenture, the Intercreditor Agreement or the Security Documents against the Trustee; and

            (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Intercreditor Agreement or the Security Documents, as the case may be; but in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, the Intercreditor Agreement or the relevant Security Document.

          (c)  No provision of this Indenture, the Intercreditor Agreement or any Security Document shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i)    this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

            (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d)  No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreement or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense.

          (e)  Upon request by the Company, the Trustee is hereby authorized to enter into the Intercreditor Agreement in connection with the Credit Facility or any amendment, restatement, supplement, renewal, replacement or other modification thereof, entered into in accordance with the terms of this Indenture, including Section 4.08 hereof.

          (f)    The Trustee shall not be liable for interest on any money received by it except as provided by Section 12.06 hereof or as otherwise agreed to by the Company and the Trustee in writing. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g)  Whether or not therein expressly so provided, every provision of this Indenture, the Intercreditor Agreement and the Security Documents that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02 hereof.

        7.02    Rights of Trustee.

        Subject to Section 7.01 hereof and the provisions of TIA § 315:

          (a)  The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b)  Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel, or both, which shall (if applicable) conform to Sections 13.04 and 13.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)  The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, the Intercreditor Agreement or the relevant Security Document.

          (e)  The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it under this Indenture, the Intercreditor Agreement or any Security Document, as the case may be, in good faith and in accordance with the advice or opinion of such counsel.

          (f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (g)  No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreement or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense.

          (h)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (i)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (j)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

        7.03    Individual Rights of Trustee.

        The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.11 and 7.13 hereof and TIA §§ 310 and 311, may otherwise deal with the Company and its Subsidiaries or any Affiliate of the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

        7.04    Trustee's Disclaimer.

        The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Intercreditor Agreement, any Security Document, the Registration Rights Agreement, the Notes or any Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any recital contained herein or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under any Security Document or for filing, refiling, recording or rerecording any document, Mortgage, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the insurance on or the payment of any taxes with respect to any property subject to any Security Document.

        7.05    Notice of Default.

        If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest or Liquidated Damages, if any, on any Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

        7.06    Money Held in Trust.

        All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by this Indenture, the Intercreditor Agreement or any Security Document or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder or under the Intercreditor Agreement or any Security Document, except as the Trustee may agree with the Company.

        7.07    Reports by Trustee to Holders.

        Within 60 days after each May 15th, beginning with the May 15th following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA § 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed in accordance with TIA § 313(d).

        The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange after the Issue Date and of any delisting thereof.

        7.08    Compensation and Indemnity.

        The Company and each Guarantor, jointly and severally, covenant and agree to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and each Guarantor, jointly and severally, shall indemnify the Trustee or any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.08) (provided, however, that if the Trustee brings a claim against the Company or any Guarantor to enforce this Indenture and, after final adjudication of such claim, it is determined that the Trustee is not the prevailing party, the Trustee shall pay its own costs and expenses of enforcing this Indenture against the Company and the Guarantors) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel (provided, however, that if the Trustee brings a claim against the Company or any Guarantor to enforce this Indenture and, after final adjudication of such claim, it is determined that the Trustee is not the prevailing party, the Trustee shall pay its own costs and expenses, including fees and expenses of counsel, of enforcing this Indenture against the Company and the Guarantors). The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        To secure the Company's and the Guarantors' payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest or Liquidated Damages, if any, on particular Notes.

        Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Company's and the Guarantors' obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article Eight and/or the termination of this Indenture.

        The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

        7.09    Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.09.

        The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.11 hereof or TIA § 310(b);

          (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c)  a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon the payment of its charges, transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.08 hereof. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, the Security Documents and the Intercreditor Agreement. The Company and the Guarantors shall take such action as shall be necessary so that all Collateral (including all Trust Moneys and other property in the Note Collateral Account) shall continue to be subject to the Lien of the Security Documents in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Notes. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

        If the Trustee fails to comply with Section 7.11 hereof or TIA § 310(b), any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 hereof shall continue for the benefit of the retiring Trustee.

        7.10    Successor Trustee by Merger, etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

        7.11    Eligibility.

        There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5) and which shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this

Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee is subject to TIA § 310(b).

        7.12    Co-Trustee.

          (a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the Holders, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall in writing so request the Trustee and the Company, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee, the Company and the Guarantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Company, either to act as co-trustee or co-trustees (each a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Company or the Guarantors shall not have joined in the execution of such instruments and agreements within 10 days after the Company receives a written request from the Trustee to do so, or if an Event of Default has occurred and is continuing, the Trustee may act under the foregoing provisions of this Section 7.12 without the concurrence of the Company or any Guarantor. The Company and each of the Guarantors each hereby appoint the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 7.12 in either of such contingencies.

          (b)  Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.09 hereof, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

            (i)    all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or separate trustees or co-trustee or co-trustees, but solely at the direction of the Trustee;

            (ii)  no trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee or co-trustee hereunder; and

            (iii)  the Company, the Guarantors and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company or the Guarantors shall not have joined in the execution of any such instrument within 10 days after the Company receives a written request from the Trustee to do so, or if an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company or any Guarantor, the Company and each of the Guarantors each hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or co-trustee as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company, the Guarantors and the Trustee, or by the Trustee alone pursuant to this Section 7.12.

        7.13    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA § 311(a) to the extent provided therein.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        8.01    Termination of the Company's Obligations.

          (a)  The Company may terminate its obligations under the Notes, the Security Documents and this Indenture, except those obligations referred to in Section 8.01(b) hereof (whereupon the obligations of the Guarantors under the Notes, this Indenture, the Guarantees and their Security Documents except those obligations referred to in Section 8.01(b) hereof, shall also terminate, and the Company may, by complying with the provisions of Section 11.05(a) hereof, obtain the release of the Collateral as security for the Notes and the Guarantees), when:

            (1)  all Notes previously authenticated and delivered (except destroyed, lost or stolen Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or a Guarantor, as provided in Section 8.04 hereof) have been delivered to the Trustee for cancellation, the Company and each Guarantor shall have paid all sums payable by it under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents and the Company shall have delivered an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for the termination of the Company's and each Guarantor's obligations under the Notes, this Indenture, the Guarantees and their Security Documents have been complied with, or:

            (2)  (i)    all Notes have been called for redemption pursuant to Article Three hereof, by the Company giving notice to the Trustee and mailing to each Holder a notice of redemption in accordance with the terms of Article Three or all Notes otherwise have become due and payable hereunder;

              (ii)  the Company shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in U.S. dollars in such amount as is sufficient, without consideration of investment or reinvestment of such monies, to pay and discharge the entire indebtedness on the Notes then outstanding not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and interest and Liquidated Damages, if any, to maturity or redemption, as the case may be, as certified in a certificate of a nationally recognized firm of independent public accountants delivered to the Trustee; provided that the Trustee shall have been irrevocably instructed by Company Order to apply such money to the payment of said principal, premium, if any, and interest and Liquidated Damages, if any, with respect to the Notes;

              (iii)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of such deposit);

              (iv)  such deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which it is bound;

              (v)  each of the Company and each Guarantor shall have paid all other sums payable by it under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents; and

              (vi)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel specifying the provisions of this Indenture and the Security Documents which authorize such release, confirming the satisfaction of all conditions set forth in clauses (i) through (v) above, and certifying that all documentation required by the TIA, if any, prior to the release of the Collateral, has been executed, acknowledged, delivered and filed, as the case may be.

          (b)  Notwithstanding Section 8.01(a) hereof, the Company's obligations under and the other provisions of Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.20, 7.07, 7.08 and 7.09 hereof and this Article Eight and each Guarantor's obligations in respect thereof under Article Ten hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof. After the Notes are no longer outstanding, the Company's obligations under and the other provisions of Sections 7.08, 8.03, 8.04 and 8.05 hereof and each Guarantor's obligations under Article Ten hereof in respect thereof shall survive.

          (c)  After such delivery or irrevocable deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, this Indenture, the Security Documents and its Guarantee, as the case may be, except for those surviving obligations specified in Section 8.01(b) hereof.

        8.02    Legal Defeasance and Covenant Defeasance.

          (a)  The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.02(b) or Section 8.02(c) below be applied to the outstanding Notes and Guarantees upon compliance with the conditions set forth in Section 8.02(d) below.

          (b)    Legal Defeasance.    Upon the Company's exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Company and each Guarantor shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") (whereupon the Company may, by complying with the requirements of Section 11.05(a) hereof, obtain the release of the Collateral as security for the Notes and the Guarantees). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.02(e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

            (i)    the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.02(d) below and as more fully set forth in such Section 8.02(d),

    payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when such payments are due,

            (ii)  the Company's obligations under and the other provisions of Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.02, 4.20, 7.07, 7.08 and 7.09 hereof and each Guarantor's obligations in respect thereof under Article Ten hereof,

            (iii)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith, and

            (iv)  this Article Eight and each Guarantor's obligations in respect thereof under Article Ten.

          Subject to compliance with this Section 8.02, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) with respect to the Notes.

          (c)    Covenant Defeasance.    Upon the Company's exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Company shall be released and discharged from its obligations under any covenant contained in Sections 4.08 through 4.19 and 4.21 and 4.22 hereof and under the provisions set forth in clauses (a) (but only to the extent that such clause (a) requires the execution and delivery of documents in order to assume or to confirm obligations under the Intercreditor Agreement, the Security Documents or the CF&I Note or the filing or recording of such documents or of financing statements), (b), (c), (d)(2) and (e) of Section 5.01 hereof and each Guarantor shall be released and discharged from its obligations under clauses (a) (but only to the extent that such clause (a) requires the execution and delivery of documents in order to assume or to confirm obligations under the Intercreditor Agreement, the Security Documents or the CF&I Note or the filing or recording of such documents or of financing statements), (b), (c), (d)(2) and (e) of the first sentence of Section 10.03 hereof and the penultimate sentence of Section 10.03 hereof (but only to the extent that such penultimate sentence requires the execution and delivery of documents to confirm obligations under the Intercreditor Agreement, the Security Documents or the CF&I Note), on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance") (whereupon the Company may, by complying with the requirements of Section 11.05(a) hereof, obtain the release of the Collateral as security for the Notes and the Guarantees, and upon any such release the Company shall also be released and discharged from its obligations under Article Eleven hereof), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture, the Guarantees and such Notes shall be unaffected thereby.

          (d)    Conditions to Legal or Covenant Defeasance.    The following shall be the conditions to application of either Section 8.02(b) or Section 8.02(c) hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

              (i)    the Company shall irrevocably have deposited with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of the Notes, cash in United

      States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity thereof or applicable redemption date, as the case may be, and the company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii)  no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (B) insofar as Section 6.01(g) or (h) hereof is concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (iii)  the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

              (iv)  in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) after the Issue Date, there has been a change in the applicable federal income tax laws, in either case to the effect that the Holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same time(s) as would have been the case if such Legal Defeasance had not occurred;

              (v)  in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that the holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to income tax on the same amounts, in the same manner and at the same time(s) as would have been the case if such covenant defeasance had not occurred;

              (vi)  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company and (B) after the 123rd day following the deposit, the trust funds will not be subject to avoidance as a preference or recovery under any applicable Bankruptcy Law and nothing in any such Bankruptcy Law shall prohibit the Trustee from distributing the trust funds to the Holders;

            (vii)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions to either Legal Defeasance under Section 8.02(b) hereof or Covenant Defeasance under Section 8.02(c) hereof;

            (viii)  if the cash and U.S. Government Obligations deposited with the Trustee under subparagraph (i) of this Section 8.02(d) are sufficient to pay and discharge the principal of, premium, if any, and interest and Liquidated Damages if any, on the outstanding Notes, provided such Notes are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Notes on such date and to provide notice of such redemption to holders as provided in this Indenture;

              (ix)  if the trust funds referred to in subparagraph (i) of this Section 8.02(d) shall have been deposited with another trustee in accordance with the provisions thereof, such other trustee shall have delivered to the Trustee a certificate (on which certification the Trustee may conclusively rely) that such other trustee is holding and will continue to hold and will apply such trust funds in accordance with the requirements of Sections 8.02 and 8.03 hereof; and

              (x)  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or of defeating, hindering, delaying or defrauding any other creditors of the Company or others.

          (e)  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.02(e), the "Trustee") pursuant to Section 8.02(d) hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.02(d) hereof or the principal, premium, if any, and interest and Liquidated Damages, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in Section 8.02(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        8.03    Application of Trust Money.

        The Trustee (or any other qualifying trustee) shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02 hereof, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes.

        8.04    Repayment to Company or Guarantors.

        The Trustee and the Paying Agent shall pay to the Company or any applicable Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or any applicable Guarantor. After payment to the Company or any Guarantor, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

        8.05    Reinstatement.

        If the Trustee (or other qualifying trustee) or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then, the Company's and each Guarantor's obligations under this Indenture, the Guarantees and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture, until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Notes because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

        9.01    Without Consent of Holders.

        Notwithstanding Section 9.02 hereof, the Company and the Guarantors, each when authorized by a Board Resolution of its Board of Directors, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement this Indenture, the Notes, the Security Documents, the Guarantees, the Intercreditor Agreement or the Notes:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to evidence the succession of another person to the Company in accordance with Article Five hereof or the succession of another person to a Guarantor in accordance with Section 10.03 hereof, and the assumption by any such successor of the obligations of the Company or such Guarantor, as the case may be, in accordance with this Indenture and the Security Documents;

          (c)  to qualify, or maintain the qualification of, this Indenture under the TIA;

          (d)  to give effect to the release of any Released Interests or any other release of Collateral, in each case permitted to be released in accordance with the terms of this Indenture or the relevant Security Documents;

          (e)  to evidence or effect the pledge of additional or substitute assets or property as Collateral in accordance with this Indenture and the Security Documents;

          (f)    to evidence the release of any Guarantor in accordance with Section 10.04 hereof or the addition of any new Guarantor in accordance with Sections 4.17 and 4.22 hereof;

          (g)  to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Notes and to make such additions or changes as shall be necessary or appropriate to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Section 7.12 hereof;

          (h)  to comply with the requirements of the Trustee and the Depository (including their respective nominees) with respect to transfers of beneficial interests in the Notes or to provide for issuance of the Exchange Notes; and

          (i)    to make any other change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Security Documents or, in the case of any other change to the Intercreditor Agreement, that does not adversely affect the rights of any Holder of Notes in any material respect.

        9.02    With Consent of Holders.

        Subject to Section 6.04 hereof, and except as expressly stated otherwise in this Section 9.02, the Company and the Guarantors, each when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Guarantees, the Security Documents, the Intercreditor Agreement or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company or any Guarantor with any provision of this Indenture, the Guarantees, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement or the Notes. Notes issued and outstanding under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

        Notwithstanding the provisions of the preceding paragraph of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not (with respect to any Notes held by a non-consenting Holder):

          (a)  reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver under this Indenture, the Guarantees, the Security Documents, the Registration Rights Agreement, the Notes or the Intercreditor Agreement;

          (b)  reduce the rate or change the time for payment of interest on any Note;

          (c)  change the currency in which any Note or any premium, interest or Liquidated Damages, if any, thereon is payable or make the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note payable in money other than that stated in the Note;

          (d)  reduce the principal amount of, or the premium (including, without limitation, the amount of premium, if any, payable upon redemption, except as permitted by subparagraph (g) below) on, or change or have the effect of changing the fixed maturity of, any Note;

          (e)  waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (f)    modify this Section 9.02 or Section 6.04 or Section 6.07;

          (g)  alter or waive any provisions with respect to the redemption of the Notes (including any redemption payment with respect to any Note) (other than a payment required by, or other provisions of, Section 4.12 or 4.13);

          (h)  modify or change any provision of this Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the Holders of the Notes;

          (i)    impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

          (j)    release any Guarantor from any of its obligations under its Guarantee or Security Documents or this Indenture other than in compliance with Section 10.04 hereof and the Security Documents; or

          (k)  directly or indirectly release or terminate the Liens created by the Security Documents on all or substantially all of the Collateral (except as expressly permitted by this Indenture and the Security Documents).

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

        9.03    Compliance with Trust Indenture Act.

        Every amendment of or supplement to this Indenture, any Guarantee, any Security Document, the Intercreditor Agreement or the Notes shall comply with the TIA as then in effect.

        9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under TIA § 316(b).

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (k) of the second paragraph of Section 9.02 hereof; if it makes such a change, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

        9.05    Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction, if any, of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction, if any, of the Company) place an appropriate notation on the Note and on Notes issued on registration of transfer or exchange of such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        9.06    Trustee May Sign Amendments, etc.

        The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that any amendment, supplement or waiver is authorized or permitted by this Indenture, the Notes, the Guarantees, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement, that it is not inconsistent herewith or therewith and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

ARTICLE TEN

GUARANTEE OF NOTES

        10.01    Guarantee.

        Subject to the provisions of this Article Ten, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Registration Rights Agreement, the Security Documents or the Intercreditor Agreement or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that:

          (a)  the principal of and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon optional redemption, upon required purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement (including fees, expenses, indemnities or other amounts payable thereunder) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (b)  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon acceleration, upon optional redemption, upon required purchase or otherwise.

        Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, each Guarantor shall be obligated, jointly and severally, to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes and the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

        Each of the Guarantors hereby agrees (to the maximum extent permitted by law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor or any Collateral, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives (to the maximum extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants (to the maximum extent permitted by law) that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and this Guarantee. This Guarantee is a guarantee of payment and not of collection.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

        This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        10.02    Execution and Delivery of Guarantee.

        To further evidence the Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit E hereto, shall be executed on behalf of such Guarantor by one of its Officers (by manual or facsimile signature) under its corporate seal (which may be a facsimile of its genuine seal and provided that, if any Guarantor is a partnership, the corporate seal shall be that of its direct or indirect corporate general partner executing the Guarantee or, if such partnership has no direct or indirect corporate general partner, the seal shall be that of its general partner executing the Guarantee or, if such general partner has no seal, the seal may be omitted) attested by the manual of facsimile signature of another of its Officers and shall be endorsed on each Note authenticated and delivered by the Trustee. Typographical and other minor defects in any reproduction of any such signature or seal shall not affect the validity or enforceability of any Guarantee. In addition, the validity and enforceability of any Guarantee shall not be affected by the fact that a notation of such Guarantee is not affixed to any particular Note. The Company shall cause all future Guarantors to execute a supplemental indenture and otherwise comply with Sections 4.17 and 4.22 hereof.

        Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer of a Guarantor whose signature on a Guarantee no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

        To provide an "original evidence of debt" as required by Section 38-38-101 and 38-39-102 of the Colorado Revised Statutes (or any successor statutes thereto), CF&I has, on the Issue Date, executed and delivered the CF&I Note to the Trustee, which CF&I Note further evidences the Guarantee set forth in Section 10.01 hereof. The parties hereto agree that the Guarantee of CF&I set forth in this Article Ten and the notation of such Guarantee endorsed on each Note shall in no way be limited by the CF&I Note. The CF&I Note shall be executed and attested as provided above in this Section 10.02, but notwithstanding the foregoing provisions of this Section 10.02, a notation of the CF&I Note shall not be endorsed on the Notes. Anything herein to the contrary notwithstanding, CF&I's covenants and agreements and the other provisions and limitations set forth in this Article Ten applicable to CF&I's Guarantee shall, unless the context otherwise requires, apply equally to the CF&I Note and, as a result, the CF&I Note will be entitled to the benefits of such covenants and agreements and shall be subject to such other provisions and limitations (including, without limitation, Sections 10.01, 10.05, 10.06 and 10.07 hereof). The Trustee shall hold the CF&I Note for the benefit of the Holders. Upon receipt of a Company Order in connection with any release or partial release of property subject to any Mortgage executed by CF&I, the Trustee shall present the Global Note to the relevant public trustee in the State of Colorado in order to obtain such release or partial release (but the Trustee shall thereafter retain possession of the Global Notes).

        10.03    Merger or Consolidation of a Guarantor.

        Except for a transaction in which a Guarantor is released from its Guarantee in accordance with Section 10.04 hereof, no Guarantor shall, (a) directly or indirectly, in any transaction or series of transactions, merge, consolidate or amalgamate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, or (b) permit any of its Subsidiaries that are Guarantors (each, a "Subsidiary Guarantor") to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Guarantor or of such Guarantor and its Subsidiary Guarantors, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (a)  either:

              (i)  such Guarantor shall be the surviving person, or

            (ii)  the person formed by or surviving such consolidation, merger or amalgamation (if other than such Guarantor) or into which such Guarantor or such Subsidiary Guarantors, as the case may be, is merged or to which the properties and assets of such Guarantor or such Subsidiary Guarantor, as the case may be, are transferred (any such surviving person or transferee being the "Surviving Person"),

              (A)  shall be the Company or another Guarantor (with the percentage of outstanding Capital Stock owned by the Company to be at least equal to the percentage of outstanding Capital Stock of such Guarantor owned by the Company immediately prior to such merger, consolidation, amalgamation or transfer) and shall be a corporation (or if such Guarantor is CF&I, a corporation or a limited partnership) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and

              (B)  shall expressly assume (except in the case of a merger into or the transfer of properties and assets to the Company), by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and this Indenture (and such supplemental indenture shall also be executed by the Company and each other Guarantor and shall further provide that the Company confirms that its obligations under this Notes and this Indenture and each other Guarantor confirms that its obligations under this Indenture and its Guarantee, remain in full force and effect), and

              (C)  shall expressly assume, by amendment, supplement or other appropriate instrument, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Intercreditor Agreement, the Registration Rights Agreement and its Security Documents (and such amendment, supplement or other instrument shall also be executed by the Company and each other Guarantor and shall further provide that the Company and each Guarantor confirms that its obligations under the Registration Rights Agreement, the Intercreditor Agreement and its Security Documents remain in full force and effect), and

              (D)  shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by such Guarantor and, if applicable, such Subsidiary Guarantor (in the case of a merger, amalgamation or consolidation) or on the Collateral transferred to the Surviving Person (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states);

          (b)  the Collateral owned by such Guarantor and, if applicable, such Subsidiary Guarantor (in the case of a merger, amalgamation, or consolidation) or the Collateral transferred to the Surviving Person (in the case of a transfer of assets) (1) shall continue to constitute Collateral under this Indenture and the Security Documents, (2) shall be subject to the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Permitted Liens;

          (c)  the property and assets of the person which is merged or consolidated with or into such Guarantor or such Subsidiary Guarantor or to which the properties and assets of such Guarantor or Subsidiary Guarantor, are transferred, to the extent that such property and assets are of types that would constitute "Trust Property" (as defined in the form of Mortgage attached as Exhibit G to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) or "Collateral" (as defined in the form of Security Agreement attached as Exhibit F to this Indenture) shall be treated as After-Acquired Property and such Guarantor and its Subsidiary Guarantors or the Surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture (including, without limitation, as specified in Section 11.01 hereof (including delivery of such documents, Officers' Certificates and Opinions of Counsel as may be required by Section 11.01 hereof)) and the Security Documents;

          (d)  except in the case of a merger into or the transfer of properties and assets to the Company, (1) immediately before and immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and (2) the Company, after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 hereof (assuming a market rate of interest with respect to such additional Indebtedness);

          (e)  except in the case of a merger into or the transfer of properties and assets to the Company, immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of such Guarantor or the Surviving Person, as the case may be, is at least equal to the Consolidated Net Worth of such Guarantor immediately before such transaction or series of transactions; and

          (f)    if, as a result of any such transaction or series of transactions, any property or assets of such Guarantor or any of its Subsidiary Guarantors would become subject to a Lien, such Lien is permitted by Section 4.11 hereof.

        In connection with any such transaction or series of transactions, the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such transaction or series of transactions and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (a) or (c) above or by this sentence comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clauses (b)(3), (d)(2) or (e) above), and the Company and each other Guarantor shall have confirmed, by supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, that its obligations under this Indenture, the Intercreditor Agreement, its Guarantee (including, if applicable, the CF&I Note), the Registration Rights Agreement and the Security Documents remain in full force and effect.

        Upon any consolidation, merger, amalgamation or sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of a Guarantor in accordance with the foregoing in which such Guarantor is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, the Registration Rights Agreement, the Intercreditor Agreement, its Guarantee and the relevant Security

Documents with the same force and effect as if such Surviving Person had been named as a Guarantor therein. Thereafter, except in the case of a lease, the predecessor Guarantor shall be released from its obligations hereunder and thereunder, except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that solely for purposes of computing amounts described in subclause (C) of the first paragraph of Section 4.09 hereof, any such Surviving Person shall only be deemed to have succeeded to and be substituted for such Guarantor with respect to periods subsequent to the effective time of such transaction or series of transactions.

        10.04    Release of a Guarantor.

          (a)  In the event of a sale, transfer or other disposition of all of the Capital Stock of any Guarantor (or its parent) owned by the Company and its Subsidiaries, by way of merger, consolidation or otherwise, in each case to a person which is not the Company or a Subsidiary or an Affiliate of the Company and which is otherwise made in compliance with this Indenture, such Guarantor will be released from all of its obligations under its Guarantee, this Indenture, the Security Documents and the Intercreditor Agreement; provided that:

              (i)  such transaction complies with the other provisions of this Indenture, including without limitation the provisions set forth in Section 4.13 hereof (including the use of Net Cash Proceeds of such Asset Sale in accordance therewith); and

            (ii)  any such release shall occur only if (A) all Indebtedness owing by such Guarantor to the Company or any Subsidiaries of the Company shall have been paid in full, and (B) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or Capital Stock or other Liens which secure, Indebtedness of the Company or any Subsidiaries of the Company also shall terminate.

          Prior to any transaction which will result in the release of a Guarantor from its Guarantee as described above, the Company will deliver an Officers' Certificate to the Trustee stating that such transaction will be effected in accordance with the provisions of this Section 10.04 in order to obtain the release of such Guarantor.

          (b)  The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.04. Any Guarantor not so released will remain liable under its Guarantee as provided in this Article Ten.

          Except as set forth in Articles Four and Five and Section 10.03 hereof and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

        10.05    Waiver of Subrogation.

        Until the date that is 123 days after the later of (x) the date on which the principal of, premium, if any, and interest and Liquidated Damages, if any, on all of the outstanding Notes shall have been indefeasibly paid to the Holders thereof and (y) the date on which any and all other amounts owing by the Company or any of the Guarantors under this Indenture, the Notes, the Guarantees, the CF&I Note, the Registration Rights Agreement, the Security Documents or the Intercreditor Agreement shall have been indefeasibly paid to the persons entitled thereto, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

        10.06    Limitation of Guarantor's Liability.

        Each Guarantor, and by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee (including, in the case of CF&I, the CF&I Note) not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) and this Article Ten shall be limited to the maximum amount as will, under applicable law and (to the extent permitted by applicable law) after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) or pursuant to Section 10.07 hereof, result in the obligations of such Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) not constituting such fraudulent transfer or conveyance under applicable law.

        10.07    Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee (including, in the case of CF&I, the CF&I Note), such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes, this Indenture, the Registration Rights Agreement, the Intercreditor Agreement or any Security Document or any other Guarantor's obligations with respect to its Guarantee (including, in the case of CF&I, the CF&I Note). "Adjusted Net Assets" of any Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee (including, in the case of CF&I, the CF&I Note), of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee (including, in the case of CF&I, the CF&I Note), as they become absolute and matured.

ARTICLE ELEVEN

COLLATERAL AND SECURITY

        11.01    Collateral and Security Documents; Additional Collateral.

          (a)  In order to secure the due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Purchase Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Registration Rights Agreement, the Security Documents and any other documents contemplated hereby, as the case may be, the Company, the Guarantors and the Trustee have simultaneously with the execution of this Indenture entered into the Security Documents. The Trustee, the Company and the Guarantors each hereby agrees that the Trustee holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents.

          (b)  Promptly upon (i) the acquisition or receipt by the Company or any of the Guarantors of property or assets (whether real, personal or mixed, tangible or intangible, and including, without limitation, property and assets acquired or received pursuant to a merger or consolidation of any person or persons with or into the Company or a Guarantor, pursuant to an Asset Sale, pursuant to a transaction as a result of which a Guarantor is released as provided in Section 10.04 hereof, pursuant to a transaction as a result of which a person becomes a Guarantor as provided in Section 4.17 or 4.22 hereof, or pursuant to Section 12.02 or 12.04 hereof) of the type that constitutes or would constitute "Trust Property" as defined in the form of Mortgage attached as Exhibit G hereto (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage), or "Collateral" as defined in the form of Security Agreement attached hereto as Exhibit F (each such item of property and each such asset so acquired or received being referred to herein as "After-Acquired Property"),

              (i)  the Company or the applicable Guarantor, as the case may be, and the Trustee shall enter into such amendments or supplements to the Security Documents or additional Mortgages (in each case in registerable or recordable form), Security Agreements and other Security Documents, and the Company or the applicable Guarantor, as the case may be, shall cause such amendments, supplements, Mortgages, Security Agreements and other Security Documents to be filed and recorded in all such governmental offices, as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) (subject to no prior Liens except as expressly permitted by this Indenture and the Security Documents), shall cause appropriate financing statements to be filed in such governmental offices as shall be necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the Uniform Commercial Code of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code, a security interest may be perfected by possession, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee; and

            (ii)  the Company or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

              (w)  to the extent such After-Acquired Property consists of real property or a leasehold interest in real property, a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the Fair Market Value thereof as determined by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Security Documents or any additional Security Documents constitutes a valid and perfected first priority Lien, subject only to such Liens as are permitted by this Indenture and the applicable Security Document, on such real property or leasehold interest in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the real property or leasehold interest and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the real property Collateral, together with an Officers' Certificate stating that any Liens or such real property or leasehold interest are Liens expressly permitted by this Indenture and the applicable Security Document;

              (x)  to the extent such After-Acquired Property consists of real property or a leasehold interest in real property, a current as-built survey (each, a "Survey") prepared by a surveyor licensed in the state where the real property is located in form reasonably satisfactory to Trustee and the title company issuing the title insurance policy, made in accordance with ALTA / ACSM minimum technical standards and the laws of the state where the real property is located, certified to the Trustee, the title company, and any other persons or entities as the Trustee may reasonably request, showing the entire real property, all adjoining streets and roads (including, without limitation, the points of ingress and egress thereto), the exact location by metes and bounds and the exact dimensions of the real property, a legal description of the real property, the exact location of any improvements, structures and buildings, set back lines, protrusions, encroachments, parking spaces and easements on and upon the real property, together with all rights-of-way and other matters relating to the real property;

              (y)  any Opinions of Counsel required pursuant to Section 11.02(b) hereof; and

              (z)  evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Security Document and perfect such Lien; and

            (iii)  The Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 11.01(b) (including any amendments, supplements, Mortgages, Security Agreements or other Security Documents referred to in paragraph (i) of this Section 11.01(b)) conform to the requirements of this Indenture.

          (c)  Each Holder, by accepting a Note, agrees to all the terms and provisions of the Security Documents and the Intercreditor Agreement, including the additional Security Documents described in Section 11.01(b), as the same may be amended or supplemented from time to time pursuant to the provisions of the Security Documents (including such additional Security Documents) and the Intercreditor Agreement and this Indenture.

        11.02    Recording, Registration and Opinions.

          (a)  The Company and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company and the Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents. The Trustee shall not be responsible for any failure to so register, file or record.

          (b)  The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of the Liens on and security interests in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to record or register (as the case may be), and if applicable, to perfect the Liens on and security interests in the Collateral created by the Security Documents, to the extent that, in the case of perfection of security interests, a security interest may be perfected by filing under the Uniform Commercial Code of the applicable jurisdiction, and reciting the details of such action, and stating that as to the Liens and security interests created pursuant to the Security Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to record or register such Liens or to perfect such security interests. The Company or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of any additional Security Document(s) or any amendments or supplements to existing Security Documents, Opinion(s) of Counsel either substantially to the effect set forth in clause (i) of the immediately preceding sentence (but relating only to such additional Security Documents or any amendments or supplements to existing Security Documents and the related After-Acquired Property) or to the effect set forth in clause (ii) thereof, and to the further effect that such additional Security Documents or amendments or supplements to existing Security Documents, as the case may be, have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of the Company or the relevant Guarantor, as the case may be, subject to customary exceptions. In addition, promptly after execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by TIA § 314(b).

          (c)  The Company or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of this Indenture, with respect to each Mortgage, (i) a policy of title insurance (or a commitment to issue such policy) (each, a "Title Policy"), insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein which policy (or commitment) shall (A) be issued by a reputable title company, (B) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area and for transactions of this type and size, (C) have been supplemented by such endorsements as are customary in the same general area and for transactions of this type and size or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of reputable architects or other reputable professionals (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), tie-in, survey, variable rate and so-called comprehensive coverage over covenants and restrictions, if available) and (D) contain only such exceptions to title as shall be Permitted Liens, (ii) the aggregate amount of all such Title Policies shall be not less than the principal amount of the Notes and (iii) an Officers' Certificate stating that such Title Policies comply with the requirements of this Section 11.02(c).

          (d)  The Company shall furnish to the Trustee on June 1st of each year, beginning with June 1, 2003, Opinion(s) of Counsel, dated as of such date, either (i)(x) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Liens and security interests of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

        11.03    Release of Collateral.

          (a)  The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b)  Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the holders.

          (c)  The release of any Collateral from the Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA § 314(d), relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

        11.04    Possession and Use of Collateral.

        Subject to and in accordance with the provisions of this Indenture and the Security Documents, and so long as no Event of Default shall have occurred and be continuing, the Company and the

Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Moneys held by the Trustee, other than monies or U.S. Government Obligations deposited pursuant to Article Eight, and as otherwise set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys held by the Trustee, other than moneys and U.S. Government Obligations deposited pursuant to Article Eight and as otherwise set forth in the Security Documents and this Indenture), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

        11.05    Specified Releases of Collateral.

        The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral in the following circumstances:

          (1)  Collateral that is sold, transferred or otherwise disposed of in accordance with the Indenture, subject to the conditions precedent set forth in Section 11.05(b) hereof, in the case of an Asset Sale (other than an Event of Loss), and Section 11.05(c) hereof, in the case of an Event of Loss;

          (2)  Collateral that is released with the requisite consent of the Holders of Notes as provided under Section 11.05(e) hereof;

          (3)  all Collateral (except the trust funds deposited with the Trustee pursuant to Section 8.01(a)(2)(ii) and Section 8.02(d)(i), as applicable, and except as otherwise provided in Sections 8.01 and 8.02) upon discharge of the Indenture in accordance with Section 8.01 hereof and upon Legal Defeasance or Covenant Defeasance pursuant to Section 8.02 hereof, in each case subject to the conditions precedent set forth in Section 11.05(a) hereof;

          (4)  all Collateral upon payment in full of all obligations of the Company and the Guarantors with respect to the Notes, subject to the conditions precedent set forth in Section 11.05(a) hereof; and

          (5)  Collateral of a Guarantor whose Guarantee is released in accordance with the Indenture and the Security Documents, subject to the conditions precedent set forth in Section 11.05(d) below;

provided, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.05 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

          (a)    Satisfaction and Discharge; Defeasance.    The Company and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 hereof for satisfaction and discharge of this Indenture or for Legal Defeasance or Covenant Defeasance pursuant to Section 8.02 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight hereof), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA § 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the

  Company) to release and reconvey without recourse to the Company and the applicable Guarantors all of the Collateral, and shall deliver such Collateral in its possession to the Company and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b)    Dispositions of Collateral Permitted by Section 4.13.    The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (as used in this Section 11.05(b), the "Released Interests") subject to an Asset Sale (other than an Event of Loss, which shall be required to comply with paragraph (c) below) upon compliance with the conditions precedent that the Company shall have delivered to the Trustee each of the following:

            (i)    Company Order.    A Company Order requesting release of the Released Interests, accompanied by the Officers' Certificate described in paragraph (ii) below.

            (ii)    Officers' Certificate.    An Officers' Certificate of the Company:

              (A)  specifically describing the proposed Released Interests,

              (B)  specifying the provisions of the Indenture and the Security Documents which authorize such release,

              (C)  specifying the Fair Market Value of such Released Interests on the date that the Fair Market Value of the Released Interests sold was determined for purposes of determining whether Section 4.13 was complied with, which date shall be within 60 days of such Company Order (the "Valuation Date"),

              (D)  stating that the consideration to be received is at least equal to the Fair Market Value of the Released Interests,

              (E)  certifying that the release of such Collateral will not impair the value of the remaining Collateral or interfere with the Trustee's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral,

              (F)  confirming the sale of, or an agreement to sell, the Released Interests in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with Section 4.14 hereof,

              (G)  certifying that such sale covers only the Released Interests (or other property which is not Collateral),

              (H)  certifying that such sale complies with the terms and conditions of the Indenture with respect thereto, including, without limitation, the provisions (and the use of Net Cash Proceeds) under Section 4.13 hereof,

              (I)  in the event there is to be a substitution of property for the Collateral subject to the sale, specifying the property intended to be substituted for the Collateral to be disposed of, in which case the property to be substituted must comply with the provisions of Sections 11.01 and 11.02 hereof,

              (J)  certifying that all Collateral Proceeds (including amounts deemed to be Collateral Proceeds) from the sale of any of the Released Interests will be deposited in the Note Collateral Account, and that all Net Cash Proceeds from the sale of any of the Released Interests (and any other property which is not Collateral) will be applied pursuant to the provisions of the Indenture in respect of Asset Sales,

              (K)  certifying that there is no Default or Event of Default in effect or continuing on the Valuation Date or on the date that the Asset Sale was consummated,

              (L)  certifying that there is no Default or Event of Default in effect or continuing on the date of such release and that the release of the Collateral will not result in a Default or Event of Default under the Indenture, and

              (M) certifying that any other conditions precedent in the Indenture relating to the release in question have been complied with.

            (iii)    Opinion of Counsel.    An Opinion of Counsel stating that:

              (A)  all documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, has been executed, acknowledged, delivered and filed, as the case may be,

              (B)  the documents that have been or are therewith delivered to the Trustee in connection with such Released Interests conform to the requirements of this Indenture, and

              (C)  all conditions precedent herein provided for relating to such Released Interests have been complied with.

            (iv)    Title Policy and Survey.    To the extent that any Asset Sale only relates to a portion of real property subject to a Mortgage, (A) an endorsement to the existing Title Policy in favor of the Trustee insuring that the Lien of the Security Documents for the remaining real property continues to constitute a valid and perfected first priority Lien and (B) a revised Survey of such remaining real property.

            (v)    Compliance with TIA and Sections 11.01 and 11.02 hereof.    All documentation required by the TIA (including, without limitation, TIA § 314(d)), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Sections 11.01 and 11.02 hereof.

        Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed without recourse to the Company or the applicable Guarantor the Released Interests by executing a release in the form provided by the Company or the applicable Guarantor.

          (c)    Event of Loss.    The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Lost Interests") subject to an Event of Loss upon compliance with the conditions precedent that the Company shall have delivered to the Trustee each of the following:

            (i)    Company Order.    A Company Order requesting release of the Lost Interests, accompanied by the Officers' Certificate described in paragraph (ii) below.

            (ii)    Officers' Certificate.    An Officers' Certificate of the Company:

              (A)  specifically describing the Lost Interests,

              (B)  specifying the provisions of the Indenture and the Security Documents which authorize such release,

              (C)  certifying that such Collateral has been subject to an Event of Loss and describing such Event of Loss and the amount of the proceeds thereof,

              (D)  certifying that the Company has complied with the terms and conditions of the Indenture with respect to an Event of Loss, including, without limitation, the provisions (and the use of Net Cash Proceeds) under Section 4.13 hereof,

              (E)  in the event there is to be a substitution of property for the Collateral subject to the loss, specifying the property intended to be substituted for the lost Collateral, in which case the property to be substituted must comply with the provisions of Sections 11.01 and 11.02 hereof,

              (F)  certifying that all proceeds from the Event of Loss attributable to the Released Interests will be deposited in the Note Collateral Account, and that all Net Cash Proceeds from the Event of Loss will be applied pursuant to the provisions of the Indenture in respect of Asset Sales,

              (G)  certifying that any other conditions precedent in the Indenture relating to the release in question have been complied with.

            (iii)    Opinion of Counsel.    An Opinion of Counsel to the effect that:

              (A)  in the case of any taking by eminent domain, (1) such property has been lawfully taken by exercise of the right of eminent domain, or (2) has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality, province or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property,

              (B)  in the case of any taking by eminent domain, the award for such property has become final or an appeal therefrom is not advisable in the interests of the Company or the Holders,

              (C)  all documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event that there is to be a substitution of property for the Collateral subject to the Event of Loss, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, has been executed, acknowledged, delivered and filed, as the case may be,

              (D)  the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture, and

              (E)  all conditions precedent herein provided relating to such release have been complied with;

            (iv)    Deposit of Net Cash Proceeds.    Cash equal to the amount of Net Cash Proceeds of such Event of Loss, shall be deposited with the Trustee in the Note Collateral Account and held as Trust Moneys subject to the disposition thereof pursuant to Section 4.13 and Article Twelve hereof; and

            (v)    Title Policy and Survey.    To the extent that any Event of Loss only relates to a portion of real property subject to a Mortgage, (A) an endorsement to the existing Title Policy in favor of the Trustee insuring that the Lien of the Security Documents for the remaining real property continues to constitute a valid and perfected first priority Lien and (B) a revised Survey of such remaining real property.

            (vi)    Compliance with TIA.    All documentation required by the TIA (including, without limitation, TIA § 314(d)), if any, prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Event of Loss, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Sections 11.01 and 11.02 hereof.

        Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Guarantor without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company or the applicable Guarantor.

          (d)    Release of Guarantor.    In the event that pursuant to Section 10.04 hereof, any Guarantor shall be released from its obligations under its Guarantee, this Indenture and the applicable Security Documents such Guarantor shall be entitled to obtain a release of, and the Trustee shall release, all Collateral owned by such Guarantor (provided that, if any such Collateral is jointly owned with another Guarantor or with the Company, such release shall not affect the Lien on such Collateral granted by such other Guarantor or by the Company pursuant to the relevant Security Documents and such Collateral granted by such other Guarantor or by the Company shall not be released (as used in this Section 11.05(d), the "Released Interests")), upon compliance with the conditions precedent that the Company shall have delivered to the Trustee each of the following:

            (i)    Company Order.    A Company Order requesting the release of the Collateral owned by such Guarantor, accompanied by the Officers' Certificate described in paragraph (ii) below.

            (ii)    Officers' Certificate.    An Officers' Certificate of the Company:

              (A)  specifically describing the proposed Released Interests,

              (B)  specifying the provisions of the Indenture and the Security Documents which authorize such release,

              (C)  certifying that such Guarantor has been released from its obligations under its Guarantee, this Indenture and the applicable Security Documents in compliance with Section 10.04 hereof,

              (D)  certifying that there is no Default or Event of Default in effect or continuing on the date of such release and that the release of the Collateral will not result in a Default or Event of Default under the Indenture, and

              (E)  certifying that any other conditions precedent in the Indenture relating to the release in question have been complied with.

            (iii)    Opinion of Counsel.    An Opinion of Counsel stating that:

              (A)  all documentation required by the TIA, if any, prior to the release of Collateral by the Trustee has been executed, acknowledged, delivered and filed, as the case may be,

              (B)  the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and

              (C)  all conditions precedent herein provided for relating to such release have been complied with.

            (iv)    Compliance with TIA.    All documentation if any, required by the TIA (including, without limitation, TIA § 314(d)) prior to the release of such Collateral by the Trustee.

        Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed without recourse, to the applicable Guarantor, the Collateral pledged by such Guarantor by executing a release in the form provided by the Company (provided that, as set forth in the first clause of this paragraph, such release shall not affect the Lien on any such Collateral which may have been granted by any other Grantor or by the Company and such Collateral granted by such other Guarantor or by the Company shall not be released).

          (e)    Consent of Holders.    The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, any items of Collateral for which the Holders have consented to the release in accordance with Section 9.02 hereof.

        11.06    Disposition of Collateral Without Release.

        Notwithstanding the provisions of Section 11.05 hereof, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, without any prior release or consent by the Trustee, conduct the following activities, in the ordinary course of business and consistent with past practice, with respect to the Collateral (such activities, the "Permitted Dispositions"):

          (a)  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out or obsolete and which either (i) has an aggregate Fair Market Value of $100,000 or less, or (ii) is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as After-Acquired Property;

          (b)  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

          (c)  demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company;

          (d)  abandoning intellectual property which has become obsolete and not used in the business; and

          (e)  abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any real property leases subject to the Lien of the Security Documents provided that such abandonment, termination, cancellation, release, alteration in or substitution is permitted by the Security Documents.

        11.07    Form and Sufficiency of Release.

        In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 11.05 or 11.06 hereof may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the applicable Security Documents, upon being satisfied that the Company or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 11.05 or 11.06 hereof, the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

        11.08    Purchaser Protected.

        No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

        11.09    Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

        Subject to the provisions of the Security Documents and the Intercreditor Agreement, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents or the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors or the Revolver Agent hereunder or thereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement, the Guarantees, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee). The Trustee is hereby expressly authorized to execute, deliver and perform its obligations under the Security Documents and the Intercreditor Agreement. Except during the continuance of an Event of Default, the Trustee shall not be required to take any action under the Security Documents or the Intercreditor Agreement that involves the exercise by it of discretion. The Trustee may, however, take any such action upon the basis of, at the election of the Trustee, either an Officers' Certificate or an Opinion of Counsel, or both, of the Company stating the nature of the proposed action and that any such action (i) is appropriate, necessary or advisable under the circumstances, (ii) complies with this Indenture, the Intercreditor Agreement and the Security Documents, and (iii) does not adversely affect the interests of the Holders; provided that the foregoing shall not limit the ability of the Trustee to take action at its discretion in the absence of such an Officers' Certificate or Opinion of Counsel. Except during the continuance of an Event of Default, the Trustee may refrain from taking any such action pending receipt of such Officers' Certificate and/or Opinion of Counsel, if so requested by it, and shall incur no liability to any person for failure to take any such action pending receipt thereof. The Trustee shall be fully protected in acting on the basis of any such Officers' Certificate and/or Opinion of Counsel and shall incur no liability to any person arising out of any action taken on the basis thereof.

        11.10    Authorization of Receipt of Funds by the Trustee Under the Security Documents.

        The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, to apply such funds as provided in this Indenture, the Intercreditor Agreement and the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article Twelve hereof and the other provisions of this Indenture.

ARTICLE TWELVE

APPLICATION OF TRUST MONEYS

        12.01    Note Collateral Account.

        On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Note Collateral Account" (the "Note Collateral Account"). The Note Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Moneys which are received by the Trustee (including, without limitation, all Collateral Proceeds, Net Proceeds (as defined below) and Net Awards required to be deposited with the Trustee) shall be deposited in the Note Collateral Account and thereafter shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10 hereof and may also be applied by the Trustee to cure any Event of Default; but prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

        12.02    Withdrawal of Insurance Proceeds and Condemnation Awards.

        To the extent that any Trust Moneys consist of either (a) Net Cash Proceeds from an Event of Loss (as used herein, "Net Proceeds") or (b) Net Awards, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a Company Order delivered to the Trustee to reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Company or such Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of each of the following:

          (a)  An Officers' Certificate of the Company, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys setting forth:

              (i)  that expenditures have been made, or costs incurred by the Company or such Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or such Guarantor at the date of the acquisition thereof by the Company or such Guarantor;

            (ii)  that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 12.02;

            (iii)  that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Security Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 11.05(c) hereof, as the case may be;

            (iv)  that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

            (v)  that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or such Guarantor's business;

            (vi)  whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition of such part of such repairs, rebuildings or replacement is at least $25,000;

          (vii)  )that the Company or such Guarantor has title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Security Documents;

          (viii)  that no Default or Event of Default shall have occurred and be continuing; and

            (ix)  that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

          (b)  All documentation required under the TIA (including, without limitation, TIA § 314(d));

          (c)  All documentation necessary to subject such repairs, rebuildings or replacements to a valid first priority Lien and security interest in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders pursuant to the Security Documents, including, without limitation, all instruments, agreements, certificates, Opinions of Counsel and documents required by Section 11.01 hereof; and

          (d)  An Opinion of Counsel substantially stating:

              (i)  that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Security Documents, and that, upon the basis of such Company Order and the accompanying documents specified in this Section 12.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be paid over under this Section 12.02;

            (ii)  that the relevant Security Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property; and

            (iii)  that all the Company's or such Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Security Documents.

        Upon compliance with the foregoing provisions of this Section 12.02 and Section 11.01 hereof, the Trustee shall, upon Company Order, pay an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 12.02, or the Fair Market Value to the Company or the applicable Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an Independent Appraiser's or Independent Financial Advisor's certificate, if required by the TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Proceeds or Net Awards for such property or proceeds of such sale do not exceed $25,000 and, in the good faith estimate of the

Company, such destruction or damage resulting in such Net Proceeds or such taking or sale resulting in such Net Awards does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company to such effect and compliance with Section 11.01 hereof, the Trustee shall release to the Company or the applicable Guarantor such Net Proceeds or Net Awards for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.

        12.03    Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.

        To the extent that any Trust Moneys consist of Collateral Proceeds (or amounts deemed pursuant to this Indenture to be Collateral Proceeds) received by the Trustee pursuant to the provisions of Section 4.13 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.13 hereof upon a Company Order to the Trustee and upon receipt by the Trustee of each of the following:

          (a)  An Officers' Certificate, of the Company dated not more than five days prior to the Asset Sale Purchase Date stating:

              (i)  that no Default or Event of Default shall have occurred and be continuing;

            (ii)  (x) that such Trust Moneys constitute Collateral Proceeds or are deemed, pursuant to Section 4.13 hereof, to constitute Collateral Proceeds, (y) that pursuant to and in accordance with Section 4.13 hereof, the Company has made an Asset Sale Offer and (z) the amount of Excess Proceeds (to the extent then determinable) to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

            (iii)  the Asset Sale Purchase Date; and

            (iv)  that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with;

          (b)  All documentation, if any, required under TIA § 314(d); and

          (c)  An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with the Asset Sale Offer pursuant to this Section 12.03 conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

        Upon compliance with the foregoing provisions of this Section 12.03, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order, subject to Section 4.13 hereof.

        12.04    Withdrawal of Trust Moneys for Investment in Replacement Assets.

        In the event the Company (or a Guarantor of the Company if such Guarantor has engaged in the Asset Sale) intends to reinvest Collateral Proceeds (or amounts which, pursuant to Section 4.13 hereof, are deemed to constitute Collateral Proceeds) of an Asset Sale in Replacement Assets (the "Released Trust Moneys"), such Collateral Proceeds constituting Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) for application in accordance with Section 4.13 hereof upon a Company Order to the Trustee and upon receipt by the Trustee of each of the following:

          (a)  a notice signed by the Company (each, a "Trust Moneys Release Notice"), which shall (i) refer to this Section 12.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b)  An Officers' Certificate of the Company certifying that (i) such Trust Moneys constitute Net Cash Proceeds, (ii) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.13 hereof, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, (iv) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (v) all conditions precedent to such release have been complied with;

          (c)  All documentation required under the TIA (including, without limitation, TIA § 314(d));

          (d)  All documentation necessary to subject such Replacement Assets to a valid first priority Lien and security interest (subject only to Liens expressly permitted by this Indenture or the relevant Security Documents) in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders pursuant to the Security Documents, including, without limitation, all instruments, agreements, Opinions of Counsel, certificates and other documents required by Section 11.01 hereof; and

          (e)  An Opinion of Counsel stating:

              (i)  that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with; and

            (ii)  to the extent that such Replacement Assets were acquired with Collateral Proceeds (or amounts deemed to constitute Collateral Proceeds), the relevant Security Documents create a valid, binding and enforceable Lien on and security interest in such Replacement Assets in favor of the Trustee (or, in the case of Replacement Assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property.

        Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company, subject to Section 4.13 hereof.

        12.05    Withdrawal of Trust Moneys on Basis of Retirement of Notes.

        Trust Moneys (other than Collateral Proceeds from an Asset Sale) may be withdrawn by the Company to be applied to pay the principal of and interest (and Liquidated Damages, if any) on the Notes on any Stated Maturity, upon redemption or retirement, or upon the purchase thereof (including purchase in the open market, upon tender or otherwise and including, without limitations, pursuant to an offer to purchase pursuant to Section 4.12 hereof but excluding an offer to purchase pursuant to Section 4.13 hereof, which is governed by Section 12.03 hereof) and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) for application to such purposes upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a)  a Board Resolution requesting the withdrawal and payment of a specified amount of Trust Moneys;

          (b)  an Officers' Certificate of the Company, dated not more than 5 days prior to date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and (ii) all conditions precedent herein provided relating to such withdrawal and application have been complied with;

          (c)  an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such withdrawal conform to the requirements of this Indenture and that all conditions precedent herein provided relating to such withdrawal have been complied with; and

          (d)  all documentation, if any, required by the TIA (including, without limitation, TIA § 314(d)).

        Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order in accordance with this Section 12.05.

        12.06    Investment of Trust Moneys.

        The Trustee shall be entitled to apply any Trust Moneys to cure any Event of Default. So long as no Default or Event of Default shall have occurred and is continuing, all or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company Order, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a Company Order specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

        The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.06.

ARTICLE THIRTEEN

MISCELLANEOUS

        13.01    Trust Indenture Act of 1939.

        This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

        If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

        13.02    Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to any of the others shall be duly given if in writing and delivered in person or by overnight courier guaranteeing next day delivery or sent by telecopier, addressed as follows:

If to the Company or any Guarantor to:
Oregon Steel Mills, Inc. 1000 S.W. Broadway, Suite 2200 Portland, Oregon 97205 Facsimile: (503) 240-5800 Attention: Chief Financial Officer
With a copy to:
Stoel Rives LLP 900 S.W. 5th Avenue, Suite 2600 Portland, Oregon 97204 Facsimile: (503) 220-2400 Attention: Mr. Robert J. Moorman
If to the Trustee to:
U.S. Bank National Association 180 East 5th Street St. Paul, MN 55101 Facsimile: (651) 244-0711 Attention: Corporate Trust Department

        The parties hereto by notice to the other parties may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed by overnight courier guaranteeing next day delivery (or, if such delivery can not be made to such Holder by overnight courier, then by first class mail) to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a holder shall also be mailed to the Trustee and each Agent.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        13.03    Communication by Holders with Other Holders.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents, the Guarantees or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c).

        13.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

          (a)  an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b)  an Opinion of Counsel, in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

        13.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

          (a)  a statement that the person making such certificate or opinion has read such covenant or condition;

          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

          (c)  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials or other appropriate certificates.

        13.06    Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

        13.07    Legal Holidays.

        In any case where any Interest Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date of any Note shall not be a Business Day at a Place of Payment, then (notwithstanding any other provision of this Indenture or any Note), payment of interest, Liquidated Damages, if any, or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, to such next succeeding Business Day.

        13.08    Governing Law.

        THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW

YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT VALIDLY OR PERFECTION OF SECURITY INTERESTS IN RESPECT OF CERTAIN ITEMS OF COLLATERAL, INCLUDING, WITHOUT LIMITATION, REAL PROPERTY, IS GOVERNED BY THE LAWS OF THE JURISDICTION WHERE SUCH COLLATERAL IS LOCATED.

        THE TRUSTEE, THE COMPANY, EACH GUARANTOR AND THE HOLDERS AGREE (TO THE FULLEST EXTENT PERMITTED BY LAW) TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES OR THE NOTES.

        13.09    No Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        13.10    No Recourse Against Others.

        No director, officer, employee, stockholder or limited partner (other than the Company and the Guarantors) of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees, the Registration Rights Agreement, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation by reason of his, her or its status as such director, officer, employee, stockholder or limited partner. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liability under federal securities laws.

        13.11    Successors.

        All agreements of the Company and the Guarantors in this Indenture, the Notes, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

        13.12    Duplicate Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

        13.13    Separability.

        In case any provision in this Indenture, any Guarantee or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the maximum extent permitted by law) in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

        13.14    Table of Contents, Headings, etc..

        The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        13.15    True Copy.

        The Company shall, within three Business Days of receipt of a written request by the Trustee, furnish the Trustee with a true copy of this Indenture.

        13.16    Benefits of Indenture.

        Except as provided in this Article Thirteen, nothing in this Indenture, the Guarantees or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        13.17    Intercreditor Agreement.    The rights and obligations of the parties hereto are subject to the Intercreditor Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

[Seal]		OREGON STEEL MILLS, INC.
Attest:		By:

	Name:	Name:
	Title:	Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

Name:
Title:
[Seal]		NEW CF&I, INC., as a Guarantor
Attest:		By:

	Name:	Name:
	Title:	Title:
CF&I STEEL, L.P., as a Guarantor
[Seal]		By: NEW CF&I, INC., its General Partner
Attest:		By:

	Name:	Name:
	Title:	Title:

EXHIBIT A-1
(Face of Note)

CUSIP:

10% First Mortgage Notes due 2009

No.:	$

Oregon Steel Mills, Inc.

promises to pay to

or registered assigns,

the principal sum of

Dollars on July 15, 2009.

Interest Payment Dates: January 15th and July 15th, commencing January 15, 2003.

Record Dates: January 1st and July 1st.

Dated: July 15, 2002
OREGON STEEL MILLS, INC.
By:
Name: Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

A-1-1

(Back of Note)

10% First Mortgage Notes due 2009

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        1.    Principal and Interest.    Oregon Steel Mills, Inc., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the person named on the face hereof or such person's registered assigns, the principal sum set forth on the face hereof on July 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon at 10% per annum from July 15, 2002 until maturity. The Company shall pay interest semi-annually on January 15th and July 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The interest (and Liquidated Damages, if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1st or July 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest (and Liquidated Damages, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and, together with interest, to the extent lawful, on such defaulted interest at the rate borne by the Notes, shall be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to holders of Notes not less than 15 days prior to such special record date, or shall be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the Notes register maintained by the Registrar provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the

A-1-2

Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    This Note is one of a duly authorized issue of Notes of the Company designated as its 10% First Mortgage Notes due 2009, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $305,000,000, issued under an indenture (which Indenture, together with all indentures supplemental thereto, are hereinafter called the "Indenture") dated as of July 15, 2002, among the Company, U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), New CF&I, Inc., a Delaware corporation, and CF&I Steel, L.P., a Delaware limited partnership, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Note that are not otherwise defined shall have the meaning assigned to them in the Indenture.

        The rights and obligations of the parties to this Indenture are subject to the Intercreditor Agreement.

        No reference herein to the Indenture and no provisions of this Note, the Guarantee or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        5.    Guarantees; Collateral.    This Note is entitled to certain Guarantees made for the benefit of the Holders, as set forth in this Note and in the Indenture. This Note and such Guarantees are also entitled to the benefits of certain Collateral pledged as security therefor as provided in the Indenture and the Security Documents.

        6.    Optional Redemption.    Except as set forth in the following paragraph, the Notes will not be redeemable at the Company's option prior to July 15, 2006. On or after July 15, 2006, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 days' nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

Year	Percentage
2006	105.000%
2007	102.500%
2008 and thereafter	100.000%

A-1-3

        Notwithstanding the foregoing, at any time on or prior to July 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a Redemption Price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of Qualified Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) such redemption shall occur within 60 days of the date of the closing of such Qualified Equity Offering.

        Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part (in integral multiples of $1,000). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record date referred to on the face hereof.

        7.    Mandatory Redemption.    For the avoidance of doubt, an offer to purchase pursuant to paragraph 8 shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        8.    Repurchase at Option of Holder.    If a Change of Control occurs, each Holder of Notes will have the right to require the Company to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If the Company or a Guarantor consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture.

        9.    Defaults and Remedies.    If an Event of Default shall occur and be continuing, the principal of, premium, if any, and interest on all of the outstanding Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or the premium on, the Notes.

A-1-4

        10.    Defeasance.    The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of the entire indebtedness of the Company and the Guarantors under this Note and certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, and for the termination of the Company's and the Guarantors' obligations (subject to certain exceptions) under the Indenture.

        11.    Amendments and Waivers.    The Indenture permits, with certain exceptions as therein provided, the amendment and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, and the Security Documents at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of, and to waive certain past defaults under, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to evidence the succession of another person to the Company in accordance with Article Five of the Indenture or the succession of another person to a Guarantor in accordance with Section 10.03 of the Indenture, and the assumption by any such successor of the obligations of the Company or such Guarantor, as the case may be, in accordance with the Indenture and the Security Documents, to qualify, or maintain the qualification of, the Indenture under the TIA, to give effect to the release of any Released Interests or any other release of Collateral, in each case permitted to be released in accordance with the terms of the Indenture or the relevant Security Documents, to evidence or effect the pledge of additional or substitute assets or property as Collateral in accordance with the Indenture and the Security Documents, to evidence the release of any Guarantor in accordance with Section 10.04 of the Indenture or the addition of any new Guarantor in accordance with Sections 4.17 and 4.22 of the Indenture, to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Notes and to make such additions or changes as shall be necessary or appropriate to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Section 7.12 of the Indenture, to comply with the requirements of the Trustee and the Depository (including their respective nominees) with respect to transfers of beneficial interests in the Notes or to provide for issuance of the Exchange Notes, and to make any other change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Security Documents or, in the case of any other change to the Intercreditor Agreement, that does not adversely affect the rights of any Holder of Notes in any material respect.

        12.    Denominations, Transfer and Exchange.    The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

        The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not

A-1-5

required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

        No service charge shall be made for any registration of transfer or exchange or redemption or repurchase of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        13.    Persons Deemed Owners.    Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

        14.    Trustee Dealings with the Company.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or the Company's Affiliates, and may otherwise deal with the Company or the Company's Affiliates, as if it were not the Trustee; subject, however, to TIA § 310(b).

        15.    No Recourse Against Others.    No director, officer, employee, incorporator, limited partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liability under federal securities law.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        19.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

        20.    Governing Law.    This Note, the Indenture and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Oregon Steel Mills, Inc., 1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205, Attention: Chief Financial Officer.

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ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:
 (Sign exactly as your name appears on the Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

A-1-7

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.12                        ☐ Section 4.13

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

A-1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

(1)
This should be included only if the Note is issued in global form.

A-1-9

EXHIBIT A-2
(Face of Regulation S Temporary Global Note)

CUSIP:

10% First Mortgage Notes due 2009

No.:	$

Oregon Steel Mills, Inc.

promises to pay to

or registered assigns,

the principal sum of

Dollars on July 15, 2009.

Interest Payment Dates: January 15th and July 15th, commencing January 15, 2003.

Record Dates: January 1st and July 1st.

Dated: July 15, 2002
OREGON STEEL MILLS, INC.
By:
Name: Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

A-2-1

(Back of Regulation S Temporary Global Note)

10% First Mortgage Notes due 2009

        THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

        THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

        REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        1.    Principal and Interest.    Oregon Steel Mills, Inc., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the person named on the face hereof or such person's registered assigns, the principal sum set forth on the face

A-2-2

hereof on July 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon at 10% per annum from July 15, 2002 until maturity. The Company shall pay interest semi-annually on January 15th and July 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Until this Regulation S Temporary Global Note is exchange for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

        2.    Method of Payment.    The interest (and Liquidated Damages, if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1st or July 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest (and Liquidated Damages, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and, together with interest, to the extent lawful, on such defaulted interest at the rate borne by the Notes, shall be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to holders of Notes not less than 15 days prior to such special record date, or shall be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the Notes register maintained by the Registrar provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

A-2-3

        4.    Indenture.    This Note is one of a duly authorized issue of Notes of the Company designated as its 10% First Mortgage Notes due 2009, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $305,000,000, issued under an indenture (which Indenture, together with all indentures supplemental thereto, are hereinafter called the "Indenture") dated as of July 15, 2002, among the Company, U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), New CF&I, Inc., a Delaware corporation, and CF&I Steel, L.P., a Delaware limited partnership, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Note that are not otherwise defined shall have the meaning assigned to them in the Indenture.

        The rights and obligations of the parties to this Indenture are subject to the Intercreditor Agreement.

        No reference herein to the Indenture and no provisions of this Note, the Guarantee or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        5.    Guarantees; Collateral.    This Note is entitled to certain Guarantees made for the benefit of the Holders, as set forth in this Note and in the Indenture. This Note and such Guarantees are also entitled to the benefits of certain Collateral pledged as security therefor as provided in the Indenture and the Security Documents.

        6.    Optional Redemption.    Except as set forth in the following paragraph, the Notes will not be redeemable at the Company's option prior to July 15, 2006. On or after July 15, 2006, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 days' nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

Year	Percentage
2006	105.000%
2007	102.500%
2008 and thereafter	100.000%

        Notwithstanding the foregoing, at any time on or prior to July 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a Redemption Price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of Qualified Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) such redemption occurs 60 days of the date of the closing of such Qualified Equity Offering.

A-2-4

        Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part (in integral multiples of $1,000). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record date referred to on the face hereof.

        7.    Mandatory Redemption.    For the avoidance of doubt, an offer to purchase pursuant to paragraph 8 shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        8.    Repurchase at Option of Holder.    If a Change of Control occurs, each Holder of Notes will have the right to require the Company to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If the Company or a Guarantor consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture.

        9.    Defaults and Remedies.    If an Event of Default shall occur and be continuing, the principal of, premium, if any, and interest on all of the outstanding Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or the premium on, the Notes.

        10.    Defeasance.    The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of the entire indebtedness of the Company and the Guarantors under this Note and certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, and for the termination of the Company's and the Guarantors' obligations (subject to certain exceptions) under the Indenture.

        11.    Amendments and Waivers.    The Indenture permits, with certain exceptions as therein provided, the amendment and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, and the Security Documents at any time by the Company, the Guarantors

A-2-5

and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of, and to waive certain past defaults under, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to evidence the succession of another person to the Company in accordance with Article Five of the Indenture or the succession of another person to a Guarantor in accordance with Section 10.03 of the Indenture, and the assumption by any such successor of the obligations of the Company or such Guarantor, as the case may be, in accordance with the Indenture and the Security Documents, to qualify, or maintain the qualification of, the Indenture under the TIA, to give effect to the release of any Released Interests or any other release of Collateral, in each case permitted to be released in accordance with the terms of the Indenture or the relevant Security Documents, to evidence or effect the pledge of additional or substitute assets or property as Collateral in accordance with the Indenture and the Security Documents, to evidence the release of any Guarantor in accordance with Section 10.04 of the Indenture or the addition of any new Guarantor in accordance with Sections 4.17 and 4.22 of the Indenture, to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Notes and to make such additions or changes as shall be necessary or appropriate to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Section 7.12 of the Indenture, to comply with the requirements of the Trustee and the Depository (including their respective nominees) with respect to transfers of beneficial interests in the Notes or to provide for issuance of the Exchange Notes, and to make any other change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Security Documents or, in the case of any other change to the Intercreditor Agreement, that does not adversely affect the rights of any Holder of Notes in any material respect.

        12.    Denominations, Transfer and Exchange.    The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

        The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

        No service charge shall be made for any registration of transfer or exchange or redemption or repurchase of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S

A-2-6

Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

        13.    Persons Deemed Owners.    Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

        14.    Trustee Dealings with the Company.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or the Company's Affiliates, and may otherwise deal with the Company or the Company's Affiliates, as if it were not the Trustee; subject, however, to TIA § 310(b).

        15.    No Recourse Against Others.    No director, officer, employee, incorporator, limited partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liability under federal securities law.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        19.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such number.

        20.    Governing Law.    This Note, the Indenture and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Oregon Steel Mills, Inc., 1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205, Attention: Chief Financial Officer.

A-2-7

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:
 (Sign exactly as your name appears on the Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

A-2-8

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.12                        ☐ Section 4.13

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

A-2-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2)

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

(2)
This should be included only if the Note is issued in global form.

A-2-10

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

Oregon Steel Mills, Inc.
1000 S.W. Broadway
Suite 2200
Portland, Oregon 97205

[Registrar address block]

Re:10% First Mortgage Notes due 2009

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of July 15, 2002 (the "Indenture"), by and among Oregon Mills, Inc., as issuer (the "Company"), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐ Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. person or for the account or benefit of a U.S. person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

  or

          (b)  ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

  or

          (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

  or

          (d)  ☐ such Transfer is being effected to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

          (a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)  ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)  ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        [signature page follows]

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE]
	(a)	☐ a beneficial interest in the:
		(i)	☐	144A Global Note (CUSIP) , or
		(ii)	☐	Regulation S Global Note (CUSIP) , or
	(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
	(a)	☐ a beneficial interest in the:
		(i)	☐	144A Global Note (CUSIP) , or
		(ii)	☐	Regulation S Global Note (CUSIP) , or
		(iii)	☐	Unrestricted Global Note (CUSIP) ; or
	(b)	☐ a Restricted Definitive Note; or
	(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Oregon Steel Mills, Inc.
1000 S.W. Broadway
Suite 2200
Portland, OR 97205

[Registrar address block]

Re:10% First Mortgage Notes due 2009

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of July 15, 2002 (the "Indenture"), by and among Oregon Steel Mills, Inc., as issuer (the "Company"), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

        (a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable securities laws of any state of the United States.

        (b)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Ex-change of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable securities laws of any state of the United States.

        (c)  ☐    Check if Exchange is from Restricted Definitive Note to Un-restricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the

Unrestricted Definitive Note is being acquired in compliance with any applicable securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]     144A Global Note,    Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]
By:

Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Oregon Steel Mills, Inc.
1000 S.W. Broadway
Suite 2200
Portland, OR 97205

[Registrar address block]

Re:10% First Mortgage Notes due 2009

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of July 15, 2002 (the "Indenture"), by and among Oregon Steel Mills, Inc., as issuer (the "Company"), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

        (a)  ☐    a beneficial interest in a Global Note, or

        (b)  ☐    a Definitive Note,

        we confirm that:

        1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act, (F) pursuant to another applicable exemption from the Securities Act or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

[signature page follows]

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Owner]
By:
Name:
Title:
Dated:

EXHIBIT E

FORM OF GUARANTEE

        For value received, the undersigned (including any successor person under the Indenture) has, jointly and severally, unconditionally guaranteed, and to the extent set forth in the Indenture and subject to the provisions of the Indenture dated as of July 15, 2002 (the "Indenture") by and among Oregon Steel Mills, Inc. (the "Company"), the Guarantors listed on the signature page thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders and the Trustee under, and in accordance with, the Indenture, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. All terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The rights and obligations of the parties under the Indenture are subject to the Intercreditor Agreement.

        Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

        The terms of the Indenture, including, without limitation, Article Ten of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

        No director, officer, employee, stockholder or limited partner, as such (other than the Company and the Guarantors), of the undersigned shall have any liability for any obligations of the undersigned under this Guarantee, the Notes, the Indenture, the Security Documents, the Registration Rights Agreement or the Intercreditor Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation by reason of his, her or its status as such director, officer, employee, stockholder or limited partner.

[signature page follows]

E-1

        This Guarantee shall be governed by and construed according to the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

[Seal]		[NAME OF GUARANTOR]
Attest:		By:

	Name:		Name:
	Title:		Title:

E-2

EXHIBIT F

F-1

EXHIBIT G

G-1

EXHIBIT H

H-1

EXHIBIT I

PROMISSORY NOTE

$305,000,000	Dated: July 15, 2002

        FOR VALUE RECEIVED, CF&I Steel, L.P., a Delaware limited partnership (herein called the "Maker", which term includes any successor under the Indenture referred to below), hereby promises to pay to U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, or to such other person or entity which at the time shall be trustee under the Indenture referred to below ("Payee", which term includes any such successor trustee under the Indenture referred to below), as trustee under that certain Indenture dated as of July 15, 2002 among Oregon Steel Mills, Inc., a Delaware corporation (herein called the "Company", which term includes any successor under the Indenture), Payee, Maker and New CF&I, Inc. (which indenture, together with all indentures supplemental thereto, is hereinafter called the "Indenture"), or registered assigns, for the ratable benefit of the Holders (as defined in the Indenture), on or before July 15, 2009, the sum of THREE HUNDRED FIVE MILLION DOLLARS ($305,000,000) plus any and all other amounts becoming due and payable by Maker under the Indenture and its Guarantee (as defined in the Indenture), or such lesser amount as shall become due and payable by Maker under the Indenture and its Guarantee. All amounts becoming due and payable by Maker under the Indenture and its Guarantee shall constitute indebtedness evidenced by this Note and shall be due and payable hereunder as and when due and payable under its Guarantee and the Indenture. Without limitation to any other provisions of this Note, an Event of Default (as defined in the Indenture) under the Indenture shall constitute an event of default under this Note, and shall entitle Payee or the Holders (as defined in the Indenture) of the Securities (as defined in the Indenture) to accelerate the obligations of Maker hereunder in the same manner and to the same extent as the obligations of the Company under the Securities. Maker further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and Payee, on the other hand, (a) the maturity of the obligations of the Company under the Securities may be accelerated as provided in Article Six of the Indenture for the purposes of this Note, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations of the Company under the Securities, and (b) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Maker for the purpose of this Note.

        All payments hereunder shall be made in lawful money of the United States of America in immediately available funds at Payee's offices in the Borough of Manhattan, The City of New York, or at such other place as Payee shall have designated to Maker in writing.

        This Note is secured by, and is entitled to the benefits of, a Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of July 15, 2002 from Maker to the Public Trustee of Pueblo County for the benefit of Payee and a Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of July 15, 2002 from Maker to the Public Trustee of Fremont County for the benefit of Payee (as the same may be amended or supplemented from time to time, collectively, the "Deeds of Trust"). Reference is made to the Deeds of Trust for a more detailed description of the property covered thereby and the rights, remedies and obligations of Payee in respect thereto.

        The rights and obligations of the parties under the Deeds of Trust and under the Indenture are subject to the Intercreditor Agreement.

        Maker waives presentment, notice of dishonor, notice of acceleration and protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party.

        It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid hereunder, the excess shall be retained by Payee as additional cash collateral for the payment of this Note, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum rate permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

        Maker covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Maker from paying all or any portion of the principal of, premium, if any, or interest on or other amounts due under this Note as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the performance of this Note; and (to the extent that it may lawfully do so) Maker hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Payee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        The provisions of this Note shall be binding obligations against Maker, its successors and assigns.

        A director, officer, employee or limited partner, as such, of Maker shall not have any liability for any obligations of Maker under this Note, its Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation by reason of his, her or its status as such director, officer, employee or limited partner.

        Payee shall not be deemed to have waived or amended any of its rights hereunder unless such waiver or amendment is in writing and signed by Payee and otherwise complies with the Indenture. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, the exercise of any right or remedy on any future occasion.

        This Note is the "CF&I Note" referred to in the Indenture and is subject to, and entitled to the benefits of, the terms of the Indenture applicable to the CF&I Note, and, anything in this Note to the contrary notwithstanding, the aggregate amount payable by Maker under this Note shall in no event exceed the amount specified in Section 10.06 of the Indenture (giving effect to the provisions of Sections 10.07 of the Indenture).

        Maker hereby acknowledges and agrees that this Note shall constitute the "original issuance of debt" required by Section 38-38-101 and Section 38-39-102 of the Colorado Revised Statutes, or any successor statutes thereto, to be filed with the public trustee in connection with a foreclosure or release of the Deed of Trust.

        This Note shall be governed by and construed according to the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

CF&I STEEL, L.P., a Delaware limited partnership
By: NEW CF&I, Inc., as General Partner
[SEAL]
By:

Name:

Title:

Attest:

Name:

Title:

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Exhibit 4.1